UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nikola Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11\

2024 PROXY STATEMENT

[          ], 2024

Dear Fellow Stockholders:

On behalf of the Board of Directors, I want to thank you for your investment in Nikola Corporation and invite you to attend the 2024 Annual Meeting of Stockholders, which is to be held at [          ] [a/p].m., Pacific Time (PT), on [          ], 2024 via live audio webcast. In order to attend the Annual Meeting, you must register by 11:59 p.m. PT on [          ], 2024.

Nikola’s mission is to pioneer solutions for a zero-emissions world, and in 2023 we refocused on that mission. We sharpened our strategic priorities, made considerable progress with key commercial and operational initiatives, reached new levels of customer demand, and reinforced our leadership position in zero-emissions commercial transportation. It was also a year where we demonstrated our company’s resilience and agility as we tackled supply chain disruptions and safely and efficiently implemented a remedy plan to recall our battery-electric trucks.

As I reflect on where Nikola was when I joined the Board in 2020 compared to now, I am both energized by the opportunities in front of us and inspired by the passion and endurance that fuels the company daily. I became Chairman in August 2023 when Steve Girsky was named Chief Executive Officer. His leadership has brought much needed stability to Nikola at a critical time in our company’s history. Steve’s vast automotive expertise built over 30-plus years and his proven ability to translate a clear vision and strategy into every day execution is delivering meaningful results for Nikola. Your Board is actively involved with management’s execution of our strategy, and we are confident that they have put Nikola on a path to revenue growth and profitability.

We also continue to attract top-tier talent and have a world-class management team in place to deliver value to our stockholders, customers, partners, and suppliers. We have added experienced leaders such as Mary Chan, Chief Operating Officer; Tom Okray, Chief Financial Officer; and Ole Hoefelmann, President of Energy who, with their deep operational expertise, know how to engage, problem solve and adapt to industry dynamics that bring both opportunities and challenges to the fore.

Additionally, 2023 was a year of significant milestones as we pursue our mission. We demonstrated our ability to produce, manufacture and commercially deliver what we believe to be the first — and most technically-advanced — production Class 8 hydrogen fuel cell electric trucks available in North America. We also opened the first HYLA hydrogen refueling station in Southern California, which represents the latest phase in Nikola’s commitment to providing hydrogen refueling solutions for Class 8 trucks. Our ambitious goal to develop a HYLA hydrogen highway is underway and we plan to have nine operating refueling solutions in place by mid-2024, and 14 total by end of 2024.

We are capitalizing on our first-mover advantage and strong industry tailwinds promoting the adoption of zero-emissions vehicles. We are executing on our clear market plan, focusing on regions with strong regulatory support such as California and Canada for our hydrogen fuel cell electric trucks and HYLA infrastructure solutions. Notably in California, we have 99% of all the hydrogen fuel cell electric tractor HVIP vouchers requested in 2023 and through March 2024.

One of our marketing campaigns states that “This is not a science project, real trucks on U.S. roads” – and that is the truth. So far, we have wholesaled 75 hydrogen fuel cell trucks for end customers – 35 in Q4 2023 and 40 in Q1 2024.

Our battery-electric trucks are being retrofit with new battery packs, driver enhancements and software updates. In Q1 2024, we commenced the return process of the BEV “2.0” and remain on track to deliver them to end-users throughout 2024.

Our refocused business model and financial discipline has focused on the efficient allocation of resources, reduced expenses, and increased liquidity. But there is work to be done. And as we move forward into 2024, we must focus on resetting our financial foundation. We need to eliminate the distraction of delisting and position ourselves to raise capital more effectively.

To achieve these goals, after extensive research and modeling, we are recommending that the stockholders vote FOR a reverse stock split of our common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-30 shares. Additionally, commensurate with the reverse stock split is a reduction of the number of authorized shares of our common stock from 1,600,000,000 to 1,000,000,000.

If the Amendments are approved by stockholders, the reverse stock split and the authorized share reduction may be effected at any time prior to [      ], 2025. And, if it is not needed, the Board of Directors may not effect this plan.

Discussing the reverse split further, the primary purpose for the reverse stock split is to increase the per share trading price of our common stock so as to:

●	maintain the listing of our common stock on the Nasdaq Global Select Market and avoid a delisting of our common stock from Nasdaq in the future on the basis of the Minimum Bid Price Requirement; and

●	broaden the pool of investors that may be interested in investing in the Company by attracting new investors who are prohibited from or prefer not to invest in shares that trade at lower share prices.

In evaluating this decision, the Board of Directors has taken, and will take, into consideration negative factors associated with reverse stock splits. In recommending its approval, the Board determined that potential benefits significantly outweighed the potential negative factors.

This action will allow our organization to avail ourselves of numerous financial levers and gives us the ability to truly turn the page on our financial past, moving us to that next level of financial stability.

Strong financial foundations will not survive without a strong Board for guidance. Nikola’s Board of Directors comprises an engaged and diverse group of leading experts in their respective fields – from trucking to startups to manufacturing to technology to energy, as well as customer service – all integral aspects of our business. Each member has decades of specific and relevant industry experience that has helped to advance strategic initiatives that support Nikola’s long-term financial strength and commitment to driving sustained value for our stockholders.

The hydrogen ecosystem is a series of multifaceted systems that require complex answers, and Nikola’s Board of Directors has the expertise and experience necessary for the Company’s success decarbonizing the trucking industry. Over the past year, we have enhanced our Board with the addition of three new members who are widely respected leaders in their industries:

●	Jonathan Pertchik, former CEO and Managing Director of TravelCenters of America is a seasoned executive with over two decades of transformational leadership in the energy sector.

●	Carla Tully is a veteran energy and infrastructure expert with more than two decades of demonstrated success leading and scaling energy organizations across Fortune 150, private equity, startup, and government entities.

●	John Vesco brings more than 30 years of transportation and supply chain expertise through his executive roles at Hub Group and Schneider.

And our longer-term Board members, all leaders in their fields:

●	Michael Mansuetti, President, North America, Robert Bosch LLC, nearly four decades of experience in the technology and supplier sectors.

●	Mary Petrovich, Senior Operating Executive for The Carlyle Group and former Chairman and CEO of two highly successful Carlyle portfolio companies in industrial and transportation sectors, with more than three decades of experience.

●	Bruce Smith, Chairman and CEO of Detroit Manufacturing Systems, a Tier 1 automotive supplier, with 30 years of deep automotive and supplier leadership positions and relationships.

●	Andrew Vesey, President and CEO, USA Fortescue Holdings, with more than 40 years of energy business experience.

I am proud to serve with each one of our highly engaged Directors, and I am confident that 2024 will continue to be a successful year of execution for Nikola. We are in the right place at the ideal time with the right strategy, products, and leadership team to transform the commercial transportation ecosystem for the better.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes the business to be conducted at the Nikola Corporation 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Also included are a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of the Board of Directors of Nikola Corporation.

Your vote is especially important at this year’s Annual Meeting to maintain Nikola’s trajectory. As you may have seen, M&M Residual, LLC, an entity controlled by criminally convicted former Executive Chairman Trevor Milton, has provided notice of its intent to nominate a slate of Directors (each, a

“M&M Residual Nominee”) for election as Directors at the Annual Meeting in opposition to the highly qualified nominees recommended by your Board. As of a few days ago, only three names have been put forth - Derek Johnson, Hans Peterson, and Dave Sparks. Two of the five have been withdrawn by Mr. Milton / M&M Residual - Cole Cannon and Paul Southam.

The Nikola Board of Directors reviewed the original five Director nominees and rejected the entire slate, and now two have been rejected by Mr. Milton himself.

These nominees have no public company experience, no expertise or knowledge in zero-emissions trucking and energy infrastructure, and lack the significant skill sets that the current Nikola Board members bring to the company. Mr. Milton has had zero involvement in Nikola’s day-to-day operations since his separation from the Company in September of 2020. The Nikola team has continued to work hard to overcome the reputational, financial, and operational damage created by Mr. Milton’s improper conduct from more than three years ago in his role as Founder and Executive Chairman.

Your Board does not endorse the M&M Residual Nominees, and unanimously recommends that you vote “FOR” the election of the nine nominees proposed by your Board (Stephen J. Girsky, Michael L. Mansuetti, Jonathan M. Pertchik, Mary L. Petrovich, Steven M. Shindler, Bruce L. Smith, Carla M. Tully, John C. Vesco, and Andrew M. Vesey), “FOR” the other proposals recommended by your Board, and “AGAINST” the M&M Residual Nominees, using the WHITE proxy card.

You may receive solicitation materials from M&M Residual, including proxy statements and [blue] proxy cards. Nikola is not responsible for the accuracy or completeness of any information provided by or relating to M&M Residual or the M&M Residual Nominees contained in solicitation materials filed or disseminated by or on behalf of M&M Residual or any other statements M&M Residual may make.

Your Board strongly urges you to discard and NOT to vote using any [blue] proxy card sent to you by M&M Residual. If you have already submitted a [blue] proxy card, you can revoke such proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via internet by following the instructions on your WHITE proxy card. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. RECENTLY ADOPTED NEW PROXY RULES REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST THE M&M RESIDUAL NOMINEES IN ADDITION TO YOUR BOARD’S NOMINEES. PLEASE MARK YOUR WHITE PROXY CARD CAREFULLY AND VOTE “FOR” ONLY THE NINE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD.

Every single vote matters. All stockholders are strongly encouraged to vote, no matter how many shares they own. Please promptly use your WHITE proxy card to vote by proxy over the Internet or by mail. If you have any questions or require any assistance with voting your shares, please call Nikola’s proxy solicitor:

Alliance Advisors

Stockholders may call (855) 935-2562 (toll-free) or 1-551-210-9929 (from other countries)

As always, we thank you for your investment in and continued support of Nikola.

Sincerely,

Steven M. Shindler

Nikola Corporation, Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

TO BE HELD ON [         ], 2024

To Our Stockholders:

Nikola Corporation will hold its 2024 Annual Meeting of Stockholders at [       ] [a/p].m., Pacific Time (PT), on [       ], 2024 (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast.

You will be able to attend the Annual Meeting online and submit your questions during the meeting. In order to attend, you must register at www.viewproxy.com/nkla/2024 before 11:59 p.m. PT on [       ], 2024, and join using the unique join link and password in your confirmation. After registering, you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote at the meeting with your control number and at any adjournment or postponement thereof. Additional information on how you can attend and participate in the virtual Annual Meeting is set forth below under “Questions and Answers About the Proxy Materials and the Annual Meeting—How do I Vote?” in the accompanying Proxy Statement attached to, and incorporated by reference in, this notice. We have engaged Alliance Advisors, LLC as our proxy solicitor. If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor toll-free at (855) 935-2562 or 1 (551) 210-9929 for callers outside of the U.S.

We are holding this Annual Meeting:

●	to elect nine directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;

●	to approve an amendment to the Second Amended and Restated Certificate of Incorporation to (a) effect a reverse stock split of the issued shares of our common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-30 shares, which ratio will be selected by our board of directors and set forth in a public announcement, and (b) contemporaneously with the reverse stock split, reduce the number of authorized shares of our common stock from 1,600,000,000 to 1,000,000,000;

●	to approve an amendment to the Nikola Corporation 2020 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 130,000,000 shares, which is subject to the approval of the reverse stock split proposal above;

●	to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement;

●	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

●	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting by or at the direction of our board of directors.

Stockholders of record at the close of business on [       ], 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Voting Options for Stockholders of record:

Over the Internet by following the instructions on your proxy materials	By Telephone at (866) 804-9616	By signing, dating, completing and returning your WHITE proxy card	During the Annual Meeting at www.AALvote.com/NKLA

Our board of directors unanimously recommends that you use the WHITE proxy card to vote “FOR” only the nine nominees proposed by our board of directors (Stephen J. Girsky, Michael L. Mansuetti, Jonathan M. Pertchik, Mary L. Petrovich, Steven M. Shindler, Bruce L. Smith, Carla M. Tully, John C. Vesco and Andrew M. Vesey), and to vote "FOR" on all other proposals.

Please note that M&M Residual, LLC (“M&M”) has provided notice of their intent to nominate Derek Johnson, Hans Peterson, and Dave Sparks (each, an “M&M Nominee” and together, the "M&M Nominees") for election as directors at the Annual Meeting in opposition to the nominees recommended by our board of directors. You may receive solicitation materials from M&M, including proxy statements and [blue] proxy cards. Nikola is not responsible for the accuracy or completeness of any information provided by or relating to M&M or the M&M Nominees contained in solicitation materials filed or disseminated by or on behalf of M&M or any other statements M&M or the M&M Nominees may make.

Our board of directors does not endorse the M&M Nominees and unanimously recommends that you use the WHITE proxy card to vote “FOR” only the nine nominees proposed by our board of directors (Stephen J. Girsky, Michael L. Mansuetti, Jonathan M. Pertchik, Mary L. Petrovich, Steven M. Shindler, Bruce L. Smith, Carla M. Tully, John C. Vesco and Andrew M. Vesey). Our board of directors strongly urges you to discard and NOT to vote using any [blue] proxy card sent to you by M&M. If you have already submitted a [blue] proxy card, you can revoke such proxy and vote for our board of directors’ nominees and on the other matters to be voted on at the Annual Meeting by marking, by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or telephone by following the instructions on your WHITE proxy card, WHITE voting instruction form or notice. Only your latest validly executed proxy (or latest submitted, in the case of proxies granted by Internet or telephone) will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

It is important that your shares be represented at the meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by completing, signing, dating and returning your WHITE proxy card or WHITE voting instruction form promptly, or by voting over the Internet or by telephone, following the instructions set forth on your proxy materials. Please review the instructions on pages 2 and 3 of the accompanying Proxy Statement regarding your voting options.

By Order of the Board of Directors,

/s/ Britton M. Worthen

Britton M. Worthen

Chief Legal Officer and Secretary

Phoenix, Arizona
     , 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on [      ], 2024.

The Proxy Statement and Annual Report on Form 10-K
are available at www.viewproxy.com/nkla/2024

PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED APRIL 10, 2024

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Nikola Corporation, a Delaware corporation (“we,” “us,” “our,” “Nikola” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on [      ], 2024 at [       ] [a/p].m., Pacific Time (PT), and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), this Proxy Statement and the other proxy materials are being mailed to our stockholders on or about [    ], 2024.

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, as amended, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice of Internet Availability to our stockholders of record at the close of business on [    ], 2024, which is the record date for the Annual Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What proposals will be voted on at the Annual Meeting?

Five proposals will be voted on at the Annual Meeting:

●	The election of nine directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified (the "Director Election Proposal");

●	The approval of an amendment to the Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to (a) effect a reverse stock split of the issued shares of our common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-30 shares, which ratio will be selected by the board of directors and set forth in a public announcement (the "Reverse Stock Split Proposal"), and (b) contemporaneously with the reverse stock split, reduce the number of authorized shares of our common stock from 1,600,000,000 to 1,000,000,000 (the “Authorized Share Reduction Proposal” and, together with the Reverse Stock Split Proposal, the “Charter Amendment Proposals”);

●	The approval of an amendment to the Nikola Corporation 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of shares of common stock available for issuance thereunder by 130,000,000 shares, which is subject to the approval of the Reverse Stock Split Proposal (the "Stock Plan Amendment Proposal");

●	The approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in this Proxy Statement (the "Say on Pay Proposal"); and

●	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024 (the "Auditor Ratification Proposal").

What are the board of directors’ recommendations?

Our board of directors recommends that you vote:

●	The election “FOR” the nine director nominees proposed by our board of directors for the Director Election Proposal;

●	“FOR” the approval of each of the Charter Amendment Proposals;

●	“FOR” the approval of the Stock Plan Amendment Proposal;

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●	“FOR” the approval of the Say on Pay Proposal; and

●	“FOR” the ratification of the Auditor Ratification Proposal.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, [      ], 2024, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. The Notice of Internet Availability has been sent directly to you on our behalf by Alliance Advisors, LLC ("Alliance"), our proxy solicitors.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee.

How do I vote?

You may vote using any of the following methods:

By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their WHITE proxy card prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the WHITE voting instruction form or notice provided by their broker, bank or other nominee. Please check the WHITE voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on their WHITE proxy card prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the WHITE voting instruction form provided by their broker, bank or other nominee. Please check the WHITE voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Mail – If you have not received a paper copy of the WHITE proxy card and would like to receive a paper copy of the WHITE proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the WHITE proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed WHITE proxy card or WHITE voting instruction form but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the nine director nominees proposed by our board of directors in Proposal 1, and “FOR” each of Proposals 2(a) and (b), 3, 4 and 5, and in the discretion of the proxyholders on any other matters that properly come before the meeting. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the WHITE voting instruction form provided by their broker, bank or other nominee.

At the Virtual Meeting – Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.AALvote.com/NKLA and using the control number included on your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy giving you the right to vote the shares.

Our board of directors strongly urges you to mark your WHITE proxy card or WHITE voting instruction form in accordance with our board’s recommendations. You are permitted to vote for fewer than nine nominees. If you vote for fewer than nine nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you submit a validly executed WHITE proxy card or WHITE voting

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instruction form but vote “FOR” more than nine nominees, all of your votes with respect to the election of directors will be invalid and will not be counted.

Our board of directors strongly urges you to discard and NOT vote using any [blue] proxy card sent to you by M&M Residual, LLC (“M&M”).

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your WHITE proxy card or voting instructions or vote by Internet or telephone prior to the meeting so that your vote will be counted if you later decide not to attend or vote at the meeting.

What does it mean if I receive more than one WHITE proxy card?

If you receive more than one WHITE proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each proxy card to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting by:

●	Submitting a later Internet or telephone proxy, as the case may be, prior to 11:59 p.m., Eastern Time, the day before the meeting date.

●	Delivering, prior to the vote at the Annual Meeting, to the Secretary of the Company a written notice of revocation.

●	Submitting, prior to the vote at the Annual Meeting, a valid, later-dated proxy.

●	Attending and voting at the Annual Meeting. Attendance alone will not have the effect of revoking a proxy.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you should consult with your broker, bank or other nominee or you must obtain a legal proxy through your broker, bank or other nominee and present it to Alliance Advisors, LLC. Please consult the voting instructions or contact your broker, bank or other nominee.

If you have already voted using a [blue] proxy card sent to you by M&M, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the nine nominees recommended by our board of directors (Stephen J. Girsky, Michael L. Mansuetti, Jonathan M. Pertchik, Mary L. Petrovich, Steven M. Shindler, Bruce L. Smith, Carla M. Tully, John C. Vesco and Andrew M. Vesey) via Internet, telephone or by mail. Only the latest validly executed proxy that you submit will be counted – any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

How are votes counted?

For Proposal 1, the Director Election Proposal, you may vote “FOR” the nominees or your vote may be “WITHHELD” with respect to any or all of the nominees. “WITHHELD” votes will not affect the outcome. Broker non-votes will have no effect.

For Proposal 2(a) and (b), the approval of each of the Charter Amendment Proposals, Proposal 3, the approval of the Stock Plan Amendment Proposal, Proposal 4, the approval of the Say on Pay Proposal and Proposal 5, the ratification of the Auditor Ratification Proposal, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” An abstention will have no effect on Proposal 2(a) or (b). An abstention has the same effect as a vote “AGAINST” for Proposals 3, 4 and 5.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your WHITE proxy card or WHITE voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (the election “FOR” the nine director nominees proposed by our board of directors in Proposal 1, and “FOR” each of Proposals 2(a) and (b), 3, 4, and 5, and on any other matters that may properly come before the meeting, in the discretion of the proxy holders).

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What vote is required to approve each item?

PROPOSAL	VOTING STANDARD	NIKOLA BOARD RECOMMENDATION
Proposal 1 - Director Election Proposal	Nine nominees receiving the most affirmative “FOR” votes will be elected	FOR each Nikola nominee
Proposal 2 - Charter Amendment Proposals
(a) - Reverse Stock Split Proposal	Requires the affirmative “FOR” vote of the majority of the votes cast. A majority exists when the number of votes cast "for" exceeds the number of votes cast "against"	FOR
(b) - Authorized Share Reduction Proposal	Requires the affirmative “FOR” vote of the majority of the votes cast. A majority exists when the number of votes cast "for" exceeds the number of votes cast "against"	FOR
Proposal 3 - Stock Plan Amendment Proposal	Requires the affirmative “FOR” vote of the holders of a majority of the voting power of the capital stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter	FOR
Proposal 4 - Say on Pay Proposal	Requires the affirmative “FOR” vote of the holders of a majority of the voting power of the capital stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter	FOR
Proposal 5 - Auditor Ratification Proposal	Requires the affirmative “FOR” vote of the holders of a majority of the voting power of the capital stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter	FOR

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary authority to

NIKOLA CORPORATION | 4

PROXY STATEMENT

vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of The New York Stock Exchange, such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 2(a) and (b), the approval of each of the Charter Amendment Proposals, and Proposal 5, ratification of the Auditor Ratification Proposal, all other proposals to be voted on at the Annual Meeting are expected to be considered “non-routine” items for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these “non-routine” proposals. Proposals 2(a) and (b) and 5 are expected to be considered “routine” items for which brokers and nominees do have discretionary voting power and, therefore, broker non-votes are not expected to exist with respect to these “routine” proposals. Notwithstanding the foregoing, for proposals where the applicable voting threshold is a proportion of our outstanding shares of common stock entitled to vote on the matter, broker non-votes will have the effect of a vote against the proposal. In tabulating the voting result for Proposals 1, 3 and 4, shares of common stock that constitute broker non-votes are not considered entitled to vote on such proposals and will not affect the outcome of such proposals, assuming that a quorum is obtained.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may not vote more than the number of shares he or she owns for a single nominee.

When will you announce the results of the voting?

Given that we expect the Annual Meeting to be a contested meeting, we will not be announcing preliminary results of the voting at the Annual Meeting. We will publicly disclose preliminary results of voting at the Annual Meeting based on the preliminary report of the Inspector of Elections on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting, and final results as certified by the Inspector of Elections as soon as practicable thereafter.

What constitutes a quorum?

The holders of a majority of the voting power of the common stock issued and outstanding and entitled to vote on the Record Date, present or represented by proxy at the Annual Meeting, shall constitute a quorum. As of the close of business on the Record Date, [        ] shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040, or call (559) 464-5652. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce paper waste, printing costs and postage fees, and we encourage you to participate. Stockholders participating in householding will continue to receive separate proxy cards.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. In addition, we have engaged Alliance as our proxy solicitor, for a fee estimated to be approximately $[     ]. Alliance expects that approximately [      ] of its employees will assist in the solicitation. The expense incurred by us to date in furtherance of, or in connection with, the solicitation is approximately $[     ]. We anticipate that our total expenditures will be approximately $[     ]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation. No additional compensation will be paid to directors, officers or other regular employees for such services. If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

NIKOLA CORPORATION | 5

PROXY STATEMENT

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Toll-free: (855) 935-2562

International: 1 (551) 210-9929

nkla@allianceadvisors.com

Why are we holding a virtual Annual Meeting?

We believe that the virtual meeting format will expand stockholder access and participation. You will not be able to attend the Annual Meeting in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. In order to attend, you must register at www.viewproxy.com/nkla/2024 and join using the unique join link and password in your confirmation. You will be able to participate in, vote or ask questions at the Annual Meeting. The Annual Meeting will begin promptly at [     ] [a/p].m., Pacific Time, on [     ], 2024. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately [      ] [a/p].m., Pacific Time, on [     ], 2024.

If you wish to submit a question via internet during the Annual Meeting, you may do so through the questions/chat panel. We will answer questions that comply with our meeting rules of conduct, subject to time constraints.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

We will have technicians ready to assist you with technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. For technical support, please call the VSM Stockholder Meeting Support Line at (866) 612-8937, or by emailing VirtualMeeting@viewproxy.com.

What is the mailing address of our principal executive office?

The mailing address of our principal executive office is Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

Important

Please promptly submit a proxy card or vote by Internet or telephone, or, if you are a beneficial owner, vote by following the instructions provided by your broker, bank or other nominee, so that your shares can be represented at the Annual Meeting.

NIKOLA CORPORATION | 6

PROXY STATEMENT

BACKGROUND TO THE SOLICITATION

The summary below details the significant contacts between the Company and M&M, an entity controlled by our former founder and former executive chair, Trevor Milton, beginning in January 2024 through the date of this Proxy Statement.

On January 26, 2024, M&M delivered a nomination notice to Britton Worthen, our Chief Legal Officer and Corporate Secretary, informing the Company of M&M's nomination of a majority slate of five director candidates to our board of directors: Cole Cannon, Derek Johnson, Hans Peterson, Paul Southam and Dave Sparks (the “M&M Original Nominees”).

On February 5, 2024, our board of directors met to review the qualifications of the M&M Original Nominees, based upon the information provided in M&M's nomination notice. After considering, among other things, the qualifications and expertise of the existing members of our board of directors, the lack of relevant business, finance, vehicle manufacturing, BEV, FCEV or energy expertise, or relevant adjacent expertise, and the fact that none of the M&M Original Nominees appear to have experience as a director of a public company, our board of directors determined not to recommend the M&M Original Nominees. Our board of directors also considered an amendment to our amended and restated bylaws ("Bylaws") to ensure nominating stockholders comply with Rule 14a-19, which would (i) require any stockholder who has provided notice pursuant to Rule 14a-19(b) to, promptly after such stockholder solicits proxies in accordance with Rule 14a-19(a)(3), provide the Company reasonable evidence that the necessary steps have been taken to solicit holders of the Company’s stock in accordance with Rule 14a-19(a)(3), and (ii) disqualify any stockholder nominee if the nominating stockholder fails to comply with the foregoing requirement or applicable federal securities laws (including Rule 14a-19). Based on the substantial costs associated with soliciting proxies (and potentially re-soliciting non-universal proxies in the event a nominating stockholder violates Rule 14a-19), including because of the large number of stockholders of the Company, our board of directors approved the amendment to our Bylaws. On that same day, Nikola filed a current report on Form 8-K disclosing the Bylaw amendment.

By letter dated February 9, 2024, Mr. Worthen formally acknowledged receipt of the M&M nomination. On that same day, Nikola also issued a press release stating that our board of directors declined to recommend the M&M Original Nominees.

On February 18, 2024, Mr. Milton posted on social media regarding what he characterizes as being framed for a crime he did not commit, seemingly in reference to his conviction for fraud. The post included a link to excerpts from the video referenced in the next paragraph.

On February 18, 2024, Mr. Sparks published a video which purports to be announcing the purchase of assets from Nikola by EMBR Motors, Inc., an entity that is controlled by Messrs. Sparks and Cannon (“EMBR”), to introduce Mr. Spark’s vision for Nikola as a provider of consumer EVs if the M&M Original Nominees are elected to our board of directors. Also on that day, Mr. Milton posted on social media, which posts included the video.

By letter dated February 20, 2024, M&M confirmed to the Company its intent to solicit holders of the Company’s stock in accordance with Rule 14a-19 and provided additional information regarding its contemplated solicitation.

On that same day, M&M and the M&M Original Nominees issued a press release announcing the M&M Original Nominees.

On February 23, 2024, M&M delivered to the Company a books and records demand pursuant to Section 220 of the Delaware General Corporation Law, demanding to inspect certain stocklist materials in connection with its solicitation of proxies at the Annual Meeting. The Company responded to this demand on February 29, 2024, and on March 19, 2024, the Company and M&M entered into a mutual confidentiality agreement. The Company initiated the production of documents on March 21, 2024.

On March 28, 2024, the Company initiated a proceeding against M&M, Mr. Milton, Mr. Cannon, Mr. Sparks, and EMBR, by filing a complaint in the United States District Court for the District of Arizona. In this proceeding, the Company has asserted that defendants’ wrongful conduct has: (i) breached material provisions of an asset purchase agreement between EMBR and the Company which protect Nikola’s trade name and trademarks and ensures that Mr. Milton would have no involvement with EMBR or the assets EMBR acquired from the Company; (ii) violated provisions of the federal securities laws through their misleading statements and omissions in solicitation materials and public statements (e.g., the Sparks Video), and (iii) violated federal trademark laws, among other claims. The Company filed a motion seeking expedited discovery and a preliminary injunction enjoining the defendants from further wrongful activity.

On April 1, 2024, the Company released, in response to a media inquiry, a statement regarding the lawsuit.

NIKOLA CORPORATION | 7

PROXY STATEMENT

On April 5, 2024, M&M notified the Company that it was withdrawing its nominations of Cole Cannon and Paul Southam, and confirmed the nominations of Derek Johnson, Hans Peterson and Dave Sparks (each, an “M&M Nominee” and together, the “M&M Nominees”).

NIKOLA CORPORATION | 8

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws provide that our board of directors shall consist of such number of directors as the board of directors may from time to time determine. Vacancies on our board of directors can be filled by resolution of our board of directors. Our board of directors currently consists of nine directors.

Nine directors will be elected at the Annual Meeting to serve for terms expiring at the next annual meeting of stockholders, and will hold office until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes will be elected as directors. The sustainability, nominating and corporate governance committee of the board of directors has recommended, and the board of directors has designated, Stephen J. Girsky, Michael L. Mansuetti, Jonathan M. Pertchik, Mary L. Petrovich, Steven M. Shindler, Bruce L. Smith, Carla M. Tully, John C. Vesco and Andrew M. Vesey as the nominees to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified, and each has indicated to us that he or she will be able to serve.

As described under "Background to the Solicitation" above, M&M has notified the Company of its intent to nominate Derek Johnson, Hans Peterson, and Dave Sparks for election as directors at the Annual Meeting in opposition to the nominees recommended by our board of directors. Under Article 2, Section 2.2(a) of our Amended and Restated Bylaws, directors will be elected by a plurality of the votes cast. This means that the nine director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes and any broker non-votes (as described under “Questions and Answers About the Proxy Materials and the Annual Meeting”) will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

Our board of directors does not endorse the M&M Nominees, and unanimously recommends that you use the WHITE proxy card to vote “FOR” ONLY the election of the nine nominees proposed by our board of directors (Stephen J. Girsky, Michael L. Mansuetti, Jonathan M. Pertchik, Mary L. Petrovich, Steven M. Shindler, Bruce L. Smith, Carla M. Tully, John C. Vesco and Andrew M. Vesey). Our board of directors strongly urges you to discard and NOT to vote using any [blue] proxy card that may be sent to you by M&M. If you have already voted using a [blue] proxy card sent to you by M&M, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the nine nominees recommended by our board of directors — by Internet, telephone or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit (or the latest submitted proxy, in the case of proxies granted by Internet or telephone) will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Alliance, by telephone at the toll-free number of (855) 935-2562 (or 1 (551) 210-9929 for callers outside of the U.S.) or by email at nkla@allianceadvisors.com.

In the event that M&M withdraws the M&M Nominees, abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted WHITE proxy card.

In the event that M&M withdraws the M&M Nominees, abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of any M&M Nominee will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card, or M&M's [blue] proxy card. Although the Company is required to include all nominees for election on its proxy card, for additional information regarding the M&M Nominees and any other related information, please refer to M&M's proxy statement. You may receive solicitation materials from M&M including proxy statements and [blue] proxy cards. The Company is not responsible for the accuracy or completeness of any information provided by or relating to M&M or the M&M Nominees contained in solicitation materials filed or disseminated by or on behalf of M&M or any other statements M&M or the M&M Nominees may make. Stockholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

If you are a registered holder and submit a validly executed WHITE proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in accordance with our board of directors' recommendation with respect to the proposal, i.e., “FOR” the nine nominees proposed by our board of directors and named in this Proxy Statement. You are permitted to vote for fewer than nine nominees. If you vote for fewer than nine nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. However, if you are a registered holder and submit a validly executed WHITE proxy card but vote “FOR” more than nine nominees, all of your votes with respect to the election of directors will be invalid and will not be counted. It is therefore important that you do not vote "FOR” more than nine nominees so that your vote with respect to the Director Election Proposal is counted.

NIKOLA CORPORATION | 9

PROPOSAL 1 – ELECTION OF DIRECTORS

If you are a beneficial holder and properly mark, sign and return your WHITE voting instruction form or use your WHITE voting instruction form or notice to vote via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to the election of directors, they will be voted in accordance with our board of directors' recommendation with respect to the proposal, i.e., “FOR” the nine nominees proposed by our board of directors and named in this Proxy Statement, depending on the bank or broker through which you hold your shares. You are permitted to vote for fewer than nine nominees. If you vote for fewer than nine nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you are a beneficial holder and you vote “FOR” more than nine nominees on your WHITE voting instruction form, all of your votes with respect to the election of directors will be invalid and will not be counted. It is therefore important that you provide specific instructions to your broker or bank regarding the election of directors so that your vote with respect to the Director Election Proposal is counted.

Each nominee has consented to serve if elected. If any nominee becomes unavailable to serve as a director before the Annual Meeting, our board of directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our board of directors. At this time, our board of directors knows of no reason why any of our board of directors' nominees would not be able to serve as a director if elected.

NIKOLA CORPORATION | 10

PROPOSAL 1 – ELECTION OF DIRECTORS

Skills and Qualifications

Board Diversity Matrix (As of [      ], 2024)

Total Number of Directors        9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	–	–
Part II: Demographic Background
African American or Black	–	1	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	2	6	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

NIKOLA CORPORATION | 11

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: JANUARY 2018 AGE: 61

Director Nominees PROPOSED BY OUR BOARD

The names and certain biographical information of the director nominees proposed by our board of directors as of [       ], 2024 are set forth below:

STEPHEN J. GIRSKY

CONTRIBUTIONS TO THE BOARD

•    With more than 30 years of experience working with corporate board executives, labor leaders, OEM leaders, suppliers, dealers, and national policymakers, Mr. Girsky has a proven ability to translate a clear vision and strategy into world-class execution and effectively align teams and solutions to deliver significant results.

•    Mr. Girsky has extensive leadership and business experience, including as a director of numerous public companies such as General Motors (GM), where he played a critical role in furthering GM's commitment to electrification, building a framework to revamp its European operations and accelerating the proliferation of 4G connectivity in GM automobiles.

•    These experiences, together with his background in finance and public company governance, as well as his current role serving as our President and Chief Executive Officer, enable Mr. Girsky to deliver invaluable strategic insight to our board of directors on complex issues in the zero-emissions transportation sector.

BIOGRAPHICAL INFORMATION

Stephen J. Girsky has served as our President and Chief Executive Officer since August 2023 and as a member of our board of directors since January 2018. Mr. Girsky served as our Acting Chief Financial Officer from February 2024 to March 2024. Mr. Girsky served as President, Chief Executive Officer, and a managing director of VectoIQ Acquisition Corp. (“VectoIQ”), our predecessor company and an independent advisory and investment firm based in New York, from January 2018 to June 2020.

Mr. Girsky served in several capacities at General Motors Company (NYSE: GM), a vehicle manufacturer, from November 2009 until July 2014. His roles included Vice Chairman, with responsibilities spanning global corporate strategy, new business development, global product planning and program management, global connected consumer/OnStar, and GM Ventures LLC. Mr. Girsky also served on GM’s board of directors following its emergence from bankruptcy in June 2009 until June 2016.

Mr. Girsky served as president of Centerbridge Industrial Partners, an affiliate of Centerbridge Partners, LP, and a multibillion-dollar investment fund. Mr. Girsky also previously served as managing director at Morgan Stanley and as senior analyst on the Morgan Stanley Global Automotive and Auto Parts Research Team.

Mr. Girsky currently serves on the board of directors of Brookfield Business Partners Limited, the general partner of Brookfield Business Partners, L.P. (NYSE: BBU; TSX BBU.UN), a private equity company and owner of Clarios, a global leader in advanced energy storage solutions; and Viaduct, a software company that enables a machine learning platform to empower OEMs and their partners to make vehicles safer, more reliable, and personalized. He also served on the board of directors of U.S. Steel Corporation (NYSE: X), a steel producer, from April 2016 to April 2021.

Mr. Girsky received a Bachelor of Science degree in mathematics from the University of California, Los Angeles, and an M.B.A. from Harvard Business School.

NIKOLA CORPORATION | 12

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: JUNE 2020 AGE: 58

MICHAEL L. MANSUETTI

CONTRIBUTIONS TO THE BOARD

●   Mr. Mansuetti is a proven executive leader with deep expertise in advanced manufacturing, operations and management, and decades of experience in the technology and supplier sectors. In his current role as President of Bosch in North America, one of Nikola’s long-standing and significant suppliers, Mr. Mansuetti has overseen the company’s growth in the U.S., Mexico, and Canada, with a focus on mobility solutions, cross-divisional sales, and new business development.

●   Mr. Mansuetti’s significant commercial, production and alternative fuel experience in the automotive sector, particularly with hydrogen, allows him to provide critical insight to our board of directors and management team as the Company executes on its strategic plan and scales commercial truck production.

BIOGRAPHICAL INFORMATION

Michael L. Mansuetti was a member of the board of directors of Nikola Corporation (“Legacy Nikola”) since September 2019, prior to its business combination with VectoIQ in June 2020 (the “Business Combination”), and a member of our board of directors following the Business Combination.

Mr. Mansuetti has been the President of Bosch in North America, a leading supplier of technology and services. Since joining Bosch in 1988, Mr. Mansuetti has held executive leadership roles in engineering, manufacturing and management in North America and Germany. Mr. Mansuetti was Senior Vice President for the global fuel injection business unit in the Gasoline Systems division. Through several roles in manufacturing, including as Senior Vice President, Technical Plant Manager at the Bosch facility in Anderson, South Carolina, Mr. Mansuetti developed broad expertise in advanced manufacturing, operations, change management and the Bosch Production System.

Mr. Mansuetti is immediate past chair of the Original Equipment Suppliers Association (OESA) and a member of the board of directors of the Motor & Equipment Manufacturers Association (MEMA). He is a member of the Consumer Technology Association Executive Board and serves on the Advisory Board for the Clemson University College of Engineering, Computing and Applied Sciences.

Mr. Mansuetti received a Bachelor of Science degree in mechanical engineering from Clemson University.

NIKOLA CORPORATION | 13

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: DECEMBER 2023 AGE: 57

JONATHAN M. PERTCHIK

CONTRIBUTIONS TO THE BOARD

●   Mr. Pertchik brings more than two decades of transformational leadership experience, notably as Chief Executive Officer and Managing Director of TravelCenters of America, with a diverse background in trucking, automotive, finance, real estate, and hospitality industries.

●   His expertise in sustainable fueling options, asset management, strategic planning, operations, customer service and corporate development — especially in the trucking ecosystem — plays a key role in supporting Nikola’s commercial efforts with our hydrogen fuel cell electric trucks.

BIOGRAPHICAL INFORMATION

Jonathan M. Pertchik has served as a member of our board of directors since December 2023. Mr. Pertchik served as Chief Executive Officer and Managing Director of TravelCenters of America, Inc. (Nasdaq: TA), a full-service truck stop and travel center Fortune 500 company, from December 2019 to September 2023. While at TA, Mr. Pertchik executed a company-wide transformation resulting in a sale at nearly 10x the first day share price and Mr. Pertchik created a sustainable energy program, eTA, which in part led to the successful sale to BP.

Additionally, during Mr. Pertchik’s tenure, TA received numerous honors and awards: Newsweek named TA a “Most Trustworthy Company”, Forbes named them a “Top Small Company”, Plain Dealer named them a “Top Workplace NE Ohio”, and USA Today named them a “Top Gas Station Brand”. In 2022, the Wall Street Journal recognized Mr. Pertchik as a “World’s Most Influential Decision Maker” and Crain’s named him to the Power 150 List in Ohio.

Mr. Pertchik has led several other companies through major transformations over a period of nearly 20 years, including WCI Communities, ST Residential and Intown Suites for companies owned or controlled by investor groups, including Starwood Capital Group, TPG, Carl Icahn, Richard LeFrak, and Perry Capital. Mr. Pertchik has also served as a director for successful startups as well as larger public companies including AV Homes.

Mr. Pertchik has served on the board of directors of Lenkbar, LLC, a medical design and manufacturing company since December 2014. Mr. Pertchik previously served on the board of directors for AV Homes, Inc., a homebuilding company, from July 2014 to October 2018.

Mr. Pertchik received a Bachelor of Arts degree from Rutgers University, a Juris Doctor from the District of Columbia School of Law, and a Master of Laws (LL.M) in international finance law from Georgetown University Law Center.

NIKOLA CORPORATION | 14

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: DECEMBER 2020 AGE: 61

MARY L. PETROVICH

CONTRIBUTIONS TO THE BOARD

●    As a Senior Operating Executive for The Carlyle Group, Ms. Petrovich is a seasoned and accomplished business leader and entrepreneur with a passion for disruptive technologies and leading innovation for companies in industrial and transportation sectors. Over the past 30 years, she engineered three successful private equity turnarounds, guided startup ventures, and shaped the electric vehicle strategy for the truck and bus markets of AxleTech, a systems and components supplier.

●   Ms. Petrovich’s financial acumen, proven track record of scaling businesses, and experience in the trucking industry, especially with fuel efficiency and safety, makes her highly qualified to provide guidance on Nikola’s strategic planning, commercial execution, and risk management matters.

BIOGRAPHICAL INFORMATION

Mary L. Petrovich has served as a member of our board of directors since December 2020. Ms. Petrovich has served as a senior operating executive at the Carlyle Group, a global asset management company, since June 2011, and as an advisor to American Security Partners, a private equity firm, since September 2013.

Ms. Petrovich served in various capacities at AxleTech International, a supplier of off-highway and specialty vehicle drivetrain systems and components, as Executive Chair from December 2014 through July 2019, following its acquisition by General Dynamics, as General Manager from 2008 to 2011, and as Chairman and Chief Executive Officer, from 2001 to 2008.

Ms. Petrovich also serves as Chairman of DealerShop, a leading buying group in North Ameria for over 3,000 dealerships and collision centers, since 2020, and Traxen, a company focused on developing useful combination of technologies to promote safe driving, efficient fuel use and to provide beneficial and actionable big data to heavy-duty trucking industry, since 2018.

Ms. Petrovich served on the board of directors of Woodward, Inc. (Nasdaq: WWD), a designer, manufacturer, and service provider of control solutions for the aerospace and industrial markets, from 2002 to January 2023, and the board of directors of WABCO Holdings Inc. (NYSE: WBC), a global supplier of electronic, mechanical, electro-mechanical and aerodynamic products for manufacturers of commercial trucks, buses and trailers, and passenger cars, from November 2011 to December 2018.

Ms. Petrovich earned a bachelor’s degree in industrial and operations engineering from the University of Michigan, and an M.B.A. from Harvard Business School.

NIKOLA CORPORATION | 15

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: SEPTEMBER 2020 AGE: 61

STEVEN M. SHINDLER

CONTRIBUTIONS TO THE BOARD

●   Mr. Shindler’s extensive experience as a Board Chair, Chief Executive Officer, Chief Financial Officer, and a director of multiple companies, as well as his track record of delivering profitable growth at scale and operational insights, makes him highly qualified to serve on our board of directors and enables him to oversee the activities of our board of directors and management on behalf of our stockholders.

●   Mr. Shindler provides Nikola and our board of directors with significant insights related to strategic planning, governance, finance, and commercial execution, which are critical to supporting the effective oversight of the Company’s path to be the leader in zero-emissions commercial transportation.

BIOGRAPHICAL INFORMATION

Steven M. Shindler has served as a member of our board of directors since September 2020, and Chairman of our board of directors since August 2023. Mr. Shindler served as Chief Financial Officer of VectoIQ from January 2018 through the completion of the Business Combination in June 2020. Mr. Shindler served as Chief Executive Officer of NII Holdings, Inc. (Nasdaq: NIHD), a holding company that previously owned providers of wireless communication services under the Nextel brand in Latin America, from December 2012 to August 2017, as well as from 2000 to February 2008, and has also served on their board of directors since 1997.

Mr. Shindler served as Executive Vice President and Chief Financial Officer of Nextel Communications, Inc., a wireless service operator, from 1996 to 2000. Prior to joining Nextel, Mr. Shindler was Managing Director of Communications Finance at The Toronto Dominion Bank.

Mr. Shindler is also a founding partner of RIME Communications Capital, a firm that has invested in early-stage media, tech, and telecommunications companies. Mr. Shindler has served on the board of directors of Roundtrip EV Solutions, Inc., an electric vehicle transition service provider since January 2022.

Mr. Shindler received a Bachelor of Arts degree in economics from the University of Michigan and an M.B.A. from Cornell University.

NIKOLA CORPORATION | 16

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: OCTOBER 2020 AGE: 61

BRUCE L. SMITH

CONTRIBUTIONS TO THE BOARD

●   Mr. Smith brings more than 30 years of leadership experience in manufacturing operations, having led numerous companies including his current role of Chairman and Chief Executive Officer of Detroit Manufacturing Systems, a Tier 1 component manufacturer for global automotive brands with approximately $1 billion in annual revenue. To drive improvements, Mr. Smith has developed extensive strategic growth plans, implemented lean manufacturing techniques, and built high-performing teams using the “Top Grading” methodology.

●   His deep financial acumen, proven expertise in overseeing large operations, and deep understanding of the complexities in the manufacturing landscape make Mr. Smith uniquely qualified to serve on our board of directors.

BIOGRAPHICAL INFORMATION

Bruce L. Smith has served as a member of our board of directors since October 2020. He has served as Chairman and Chief Executive Officer of Detroit Manufacturing Systems LLC, a Tier 1 component manufacturer for global automotive brands, since August 2018. Prior to joining Detroit Manufacturing Systems LLC, Mr. Smith served as President and Chief Executive Officer of BTM Company, a global leader of precision-engineered tooling and production equipment, from July 2015 to July 2018.

Mr. Smith also served as President and Chief Executive Officer of Elyria & Hodge Foundries, a company that produces complex gray and ductile iron castings, from April 2009 to July 2015, President and Chief Operating Officer of Guilford Mills, a high-tech performance fabrics supplier, from May 2005 to April 2009, President and Chief Executive Officer of Piston Group, an automotive supplier, from 2003 to 2005, and President and Chief Operating Officer of United Plastics Group, an international plastics manufacturer, from 2001 to 2003.

In 2023, Mr. Smith was a winner of the Entrepreneur Of The Year® 2023 Michigan and Northwest Ohio award by Ernst & Young LLP.

Mr. Smith received a bachelor’s degree in mechanical engineering from Carnegie Mellon University, and an M.B.A. from Harvard Business School where he was a General Motors Fellow.

NIKOLA CORPORATION | 17

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: FEBRUARY 2024 AGE: 51

CARLA M. TULLY

CONTRIBUTIONS TO THE BOARD

●   Ms. Tully is an energy and infrastructure expert with more than two decades of experience leading and scaling energy organizations across Fortune 150, private equity, startup, and government entities. As co-founder and Chief Executive Officer at Earthrise Energy, Ms. Tully helped deliver significant growth leading the energy transition company from concept to a 1.7 GW operating business with a 2.0 GW renewable energy development pipeline and proven business model.

●   As Nikola scales its energy infrastructure business, Ms. Tully’s diverse business expertise, successful record navigating a spectrum of energy industry challenges as well as M&A and fundraising expertise, uniquely positions her to support our board of directors and management team on its strategic priorities.

BIOGRAPHICAL INFORMATION

Carla M. Tully has served as a member of our board of directors since February 2024. Ms. Tully served as Chief Executive Officer of Earthrise Energy, PBC, an independent power producer, from May 2019 to July 2023, and served as a member of their board of directors from May 2019 to March 2024. During this time, Ms. Tully raised venture capital, private equity, and debt, fueling strategic acquisitions and development.

From August 2017 to April 2019, Ms. Tully served as Executive Vice President and Managing Director of Renewable Energy at MAP Energy, LLC, a $2.4 billion energy investment fund manager, where she scaled MAP’s renewable energy development business, including raising its first all-renewable energy fund.

At The AES Corporation (NYSE: AES), a global power leader, Ms. Tully held key leadership roles from 2010 through 2017, including President of AES UK and Ireland, Vice President of Corporate Strategy & Investment, and Chief of Staff for Global Utilities, where she shaped and executed growth strategies for AES’s 40 GW businesses worldwide.

Ms. Tully received the 2022 Silver Stevie Award for Best Female Entrepreneur and the 2016 UK Institute of Directors’ Award – Director of the Year for Corporate Responsibility.

Since March 2024, Ms. Tully has served on the board of directors of Pattern Energy Group, one of the world’s largest privately-owned developers and operators of wind, solar, transmission, and energy storage projects. And in April 2024, Ms. Tully joined CPP Investments (Canada Pension Plan) as a Senior Advisor to their Sustainable Energy Group.

Ms. Tully received a Bachelor of Arts degree in international relations and economics from University of Southern California, a Master of Arts in law and diplomacy from the Fletcher School at Tufts University, and an M.B.A., with a finance concentration, from Columbia Business School.

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PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: AUGUST 2023 AGE: 61

JOHN C. VESCO

CONTRIBUTIONS TO THE BOARD

●   Mr. Vesco has broad supply chain and transportation expertise and a strong network of strategic customer and carrier relationships built over a three-decade career, including extensive executive leadership experience within prominent transportation and supply chain organizations, including Hub Group and Schneider.

●   Mr. Vesco’s multi-modal expertise, knowledge of navigating complex supply chain models, experience in asset management, and leadership roles developing emerging technologies provide critical perspective and strategic oversight to Nikola’s board of directors.

BIOGRAPHICAL INFORMATION

John C. Vesco has served as a member of our board of directors since August 2023. Mr. Vesco has served as the Principal Business Consultant for V&J Consulting, a logistics and transportation consulting company with a primary focus working with organizations developing emerging technologies, since May 2021. Prior to that, Mr. Vesco served as the President of Hub Group Trucking and Executive Vice President of Hub Group, Inc. (Nasdaq: HUBG), a trucking and transportation company, from March 2013 to April 2020.

Mr. Vesco enjoyed a 25-year tenure at Schneider National (NYSE: SNDR), a leading provider of transportation and logistics services. During his time at Schneider, he held ever increasing roles of responsibility including Vice President of Safety, General Manager of Schneider Dedicated Retail, and Vice President and General Manager of Schneider Logistics.

Mr. Vesco has served as an adjunct professor teaching courses in supply chain, logistics, strategy, and operational management, at Concordia University from 2004 to 2013 and at Aurora University since 2021.

Mr. Vesco received a bachelor’s degree in finance and business administration from Walsh University and an M.B.A. from Silver Lake College.

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PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: OCTOBER 2022 AGE: 68

ANDREW M. VESEY

CONTRIBUTIONS TO THE BOARD

•    Mr. Vesey has a proven track record of transforming and repositioning businesses with more than 40 years of diverse energy industry experience.

•    His passion for clean energy solutions and deep expertise leading organizations in delivering critical energy services to customers provides our board of directors with important guidance and advice as it pioneers zero-emission transportation and infrastructure solutions.

BIOGRAPHICAL INFORMATION

Andrew M. Vesey has served as a member of our board of directors since October 2022. Mr. Vesey has served as President and Chief Executive Officer of USA Fortescue Holdings Inc., a subsidiary of Fortescue Metals Group, Inc., a global green energy and metals company, since June 2022. Prior to that, Mr. Vesey served as President of Smart eMobility, a service provider within the sustainable energy ecosystem, from February 2022 to June 2022, as Chairman and Chief Executive Officer of the Global Energy Transformation Acquisition Company, a special purpose acquisition company with a focus on acquiring companies in the energy transition space, from September of 2020 to January of 2022, as President and Chief Executive Officer of Pacific Gas and Electric Company (NYSE: PCG), an electric and gas utility company, from August 2019 to July 2020, and as Chief Executive Officer and Managing Director of AGL Energy Limited (ASX: AGL), an electric generation and competitive electric and gas retailer, from February 2015 to December 2018.

Mr. Vesey spent several years as an energy industry consultant and leader at firms including FTI Consulting and at Ernst & Young. He also served as Chief Executive and Managing Director of Melbourne-based CitiPower in Australia and began his career as a system planning engineer at Consolidated Edison. Mr. Vesey has previously served on the boards of PG&E and AGL Energy, among others.

Recognitions and awards include 2016’ Business Leader of the Year’ (Climate Alliance); ‘Corporate Power List’ (Australian Financial Review); 2017 ‘CEO of The Year’ (S&P Platts Global Energy Awards); One of Australia’s ‘Low Carbon Heroes’ (350.org).

Mr. Vesey received a Bachelor of Arts degree in economics and a Bachelor of Science degree in mechanical engineering from Union College and a Master of Science degree from New York University.

The Board of Directors Recommends a Vote “FOR” the Nine Director Nominees Proposed by Our Board of Directors Set Forth Above.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominations

The board of directors nominates directors and elects new directors to fill vacancies when they arise. The sustainability, nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board of directors for nomination or election.

Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our sustainability, nominating and corporate governance committee also seeks to ensure that a majority of our directors are independent under the rules of The Nasdaq Stock Market ("Nasdaq") and that one or more of our directors is an “audit committee financial expert” under the rules of the SEC.

The sustainability, nominating and corporate governance committee believes it appropriate for our President and Chief Executive Officer to participate as a member of the board of directors.

Prior to our annual meeting of stockholders, our sustainability, nominating and corporate governance committee identifies nominees by evaluating the current directors who are willing to serve on our board of directors. The candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the board of directors for any particular talents and experience. If a director no longer wishes to continue in service, if the sustainability, nominating and corporate governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board of directors or other event, then the committee will consider whether to replace the director or to decrease the size of the board of directors. If the decision is to replace a director, the sustainability, nominating and corporate governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee or our stockholders. Prospective nominees are evaluated by the sustainability, nominating and corporate governance committee based on the membership criteria described above and set forth in our Corporate Governance Guidelines. The sustainability, nominating and corporate governance committee will consider candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company or any member of the sustainability, nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Director Independence

Our board of directors determined that each of our directors, other than Stephen J. Girsky, qualify as an independent director, as defined under the Nasdaq listing rules and that our board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq listing rules relating to director independence requirements. Our board of directors considered the fact that Mr. Shindler served as Chief Financial Officer of VectoIQ, our predecessor company prior to our Business Combination that was completed in June 2020, and in such capacity, participated in the preparation of financial statements of VectoIQ, but did not participate in the preparation of Legacy Nikola’s financial statements. Based on input from Nasdaq, our board of directors determined that Mr. Shindler qualifies as an independent director. There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee in 2023, which included Michael L. Mansuetti, Mary L. Petrovich, John C. Vesco, Andrew M. Vesey, and our former director Gerrit A. Marx, was at any time during 2023 or at any other time an officer or employee of ours. Other than disclosed below under the heading “Certain Relationships and Transactions with Related Persons,” no member of our compensation committee had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Board Meetings

Our board of directors held 6 meetings during 2023. Each director who served on our board of directors in 2023 attended at least 75% of the aggregate meetings held by the board of directors and the committees on which such director served during the time such director was a director. We do not have a policy that requires the attendance of directors at our annual meeting of stockholders.

Meeting of Non-Management and Independent Directors and Communications with Directors

The independent directors meet in an executive session in connection with each regularly scheduled board meeting, during which the independent directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about the Company and our operations. If a stockholder wishes to communicate with our board of directors, including our independent directors, they may send their communication in writing to: Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder, and all material communications will be forwarded to the appropriate director or directors or committee of the board of directors based on the subject matter.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Board Committees

We have an audit committee, a compensation committee, and a sustainability, nominating and corporate governance committee, each of which operate under a charter that has been approved by our board of directors. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and Nasdaq. We intend to comply with future requirements to the extent they are applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee

Current Members: Steven Shindler (Chair) Jonathan M. Pertchik Bruce L. Smith Carla M. Tully Number of Meetings in 2023: 4
The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing our financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

●	reviewing and evaluating the audit committee charter annually and recommending any proposed changes to the board of directors;

●	obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors' internal quality control procedures and any material issues raised by the most recent internal quality-control review;

●	monitoring the rotation of our independent auditor's lead audit and concurring partners and the rotation of other audit partners as required by law;

●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

●	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

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PROPOSAL 1 – ELECTION OF DIRECTORS

Audit Committee

●	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or other matters.

Our board of directors has determined that each member of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Our board of directors determined that Mr. Shindler qualifies as an “audit committee financial expert” within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the board of directors considered Mr. Shindler’s education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Compensation Committee

Current Members: Mary L. Petrovich (Chair) Michael L. Mansuetti Andrew M. Vesey Number of Meetings in 2023: 4
The functions of this committee include, among other things:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of our executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

●	making recommendations to the board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the board of directors;

●	reviewing and making recommendations to the board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	reviewing, approving, and overseeing the implementation of any policy, and any revisions thereto, regarding the recovery of incentive-based executive compensation;

●	administering our equity incentive plans, to the extent such authority is delegated by the board of directors;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for our executive officers;

●	reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

●	reviewing and evaluating the compensation committee charter biennially and recommending any proposed changes to the board of directors.

Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and our board of directors has determined that each of the members satisfies the independence requirements of Nasdaq.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Sustainability, Nominating and Corporate Governance Committee

Current Members: Andrew M. Vesey (Chair) Bruce L. Smith John C. Vesco Number of Meetings in 2023: 4
The functions of this committee include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on the board of directors;

●	evaluating the performance of the board of directors, committees of the board of directors and individual directors and determining whether continued service on the board of directors is appropriate;

●	evaluating nominations by stockholders of candidates for election to the board of directors;

●	evaluating the current size, composition and organization of the board of directors and its committees and making recommendations to the board of directors for approvals;

●	developing a set of corporate governance policies and principles and recommending to the board of directors any changes to such policies and principles;

●	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the board of directors current and emerging corporate governance trends;

●	discussing with management, as appropriate, the policies, programs, practices, and reports concerning environmental and social governance, including sustainability, environmental protection, community and social responsibility and human rights; and

●	reviewing biennially the sustainability, nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the board of directors.

Our board of directors has determined that each of the members of our sustainability, nominating and corporate governance committee satisfies the independence requirements of Nasdaq.

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CORPORATE GOVERNANCE

Board Leadership Structure:
Separation of the Roles of Chairman and Chief Executive Officer

We have chosen to separate the roles of chairman of the board of directors and Chief Executive Officer. Our board of directors believes that separating these roles is the most appropriate structure for Nikola. Our board of directors believes that an independent chairman enables the board of directors to more effectively and objectively monitor our performance, and that of the Chief Executive Officer and our executive officers. By separating these roles, our board of directors believes that Mr. Girsky can devote his attention to executing our strategy while Mr. Shindler can take responsibility for leading the board of directors.

In his role as the independent chairman, Mr. Shindler undertakes several responsibilities with respect to the operations and functioning of our board of directors. Among these responsibilities are the following: presides at meetings of our board of directors; presides over executive sessions of the non-employee directors; helps facilitate communication between senior management and the independent directors; works with committee chairs to oversee coordinated coverage of board responsibilities; and undertakes such other responsibilities as our board of directors may assign to him from time to time.

Mr. Shindler has served as the independent chairman of the board of directors since August 2023.

If our chairman of the board of directors is not an independent director, our board of directors will appoint an independent director to serve as lead independent director in accordance with our Corporate Governance Guidelines.

Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, as well as the COVID-19 pandemic and inflation, interest rate and cybersecurity risks. Our compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our board of directors has adopted written Corporate Governance Guidelines to ensure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. If individual directors fail to receive a majority of votes, our Corporate Governance Guidelines require such directors to tender resignation to the board of directors for its consideration. If a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the sustainability, nominating and corporate governance committee will act on an expedited basis to determine whether the director’s resignation should be accepted and to make a recommendation to the board of directors. The board of directors shall promptly consider that recommendation and make the final determination whether to accept the resignation. The sustainability, nominating and corporate governance committee assists the board of directors in implementing and adhering to our Corporate Governance Guidelines. Our Corporate Governance Guidelines are reviewed at least annually by the sustainability, nominating and corporate governance committee, and changes are recommended to our board of directors as warranted.

Code of Business Conduct and Ethics

We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of Nasdaq. Our board of directors will continue to evaluate our corporate governance principles and policies.

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

●	compliance with laws, rules and regulations;

●	confidentiality;

●	conflicts of interest;

●	corporate opportunities;

●	fair dealing;

●	payments or gifts from others;

●	health and safety;

●	insider trading;

●	protection and proper use of company assets; and

●	record keeping.

Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer and Chief Financial Officer as well as other key management employees addressing ethical issues. Our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to our Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or our sustainability, nominating and corporate governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

To date, there have been no waivers under our Code of Business Conduct and Ethics or our Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at www.nikolamotor.com within four business days following the date of such amendment or waiver.

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CORPORATE GOVERNANCE

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, charters for each of the audit, compensation and sustainability, nominating and corporate governance committees and other corporate governance documents, are posted on the investors section of our website at www.nikolamotor.com/investors under the heading “Corporate Governance — Governance Documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges.

Environmental, Social, and Governance (ESG)

Our core mission is to combat climate change by globally transforming the transportation industry. Our investment in clean transportation and energy technology provides a comprehensive strategy for reducing carbon emissions.

We remain committed to investing capital in 2024 to continue to develop and innovate clean technology.

Having a strong ESG program is core to our values and mission. To develop and execute our strategy we have appointed a senior manager over environmental, social and governance (ESG) and partnered with a third party to perform a materiality assessment. Using the results of the assessment, we have developed meaningful goals, programs, and metrics. We strive to increase disclosure on the priority ESG topics of greatest significance to Nikola’s business and stakeholders.

We have integrated ESG into the charter of our sustainability, nominating and corporate governance committee and are actively establishing processes to ensure board and executive guidance, and input and oversight of our strategy, programs and performance.

We have a talented workforce due in part to our mission and strong focus on human capital management practices and policies. We continue to develop what we believe are best in class programs to attract, develop and retain our personnel, which we believe encourages a diverse, equitable and inclusive workforce. Our employee engagement survey, measured two times last year, had an 85% participation rate and exceeded external benchmarks by several points.

We believe that by creating an environment where diversity can thrive, we are better positioned to achieve our mission. Whether it be race, gender, sexual orientation, culture, or disability; we want all to feel included and accepted. As part of our commitment, we have established seven unique Employee Resource Groups to foster community, provide support, enhance career development, and contribute to personal development for all team members. Our workforce is approximately 60% ethnically or gender diverse, and we value and appreciate the distinct contributions every employee makes to our growth and success.

The health and safety of our team and those with whom we do business is consistently of significant importance. We have implemented a health and safety management system, steered by the Head of Environmental Health and Safety as well as our Safety Officer. All contractors follow the contractor’s safety management program and participate in a required site safety orientation. To ensure program integrity, weekly internal inspections are conducted at our facilities, and we initiate routine internal audits of our Environmental Management System. Our commitment to safety has resulted in ISO 9001, 14001, and 45001 certifications.

We strive to be a leader in corporate responsibility and demonstrate our values through responsible business practices. Our corporate governance is guided by a Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, supplemented by workforce training courses on ethical standards, and an Ethics and Whistleblower program available to all employees to report concerns about fraud, ethical misconduct, harassment, misappropriation of assets, or questionable financial reporting practices. We are committed to transparency and our strategy includes improved disclosure of our programs and performance through our website, filings and reports.

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CORPORATE GOVERNANCE

Certain Relationships and TransActions With Related Persons

The following includes a summary of transactions since January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Restated Certificate and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Restated Certificate and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and our stockholders.

In addition to the information above, we have the following commercial agreements, which the related parties do not have a material interest in:

Agreements with Bosch Entities

On March 2, 2020, Legacy Nikola entered into a Commercial Letter Agreement with Nimbus, an affiliate of Robert Bosch GmbH, whereby Legacy Nikola agreed to use Nimbus’ affiliates’ autonomous driving components on Legacy Nikola’s autonomy equipped trucks, subject to certain conditions, negotiate inverter development, fuel cell power module development and part supply with Nimbus, and obligate Legacy Nikola to receive services resulting in a minimum payment to Nimbus and its affiliates. We believe the terms of this agreement are generally no less favorable to Legacy Nikola than those that could be obtained in similar transactions with unaffiliated third parties.

We maintain commercial relationships with Robert Bosch, LLC, Robert Bosch Battery Systems, LLC, and Robert Bosch Automotive Steering, LLC (collectively, the “Bosch Entities”). Michael L. Mansuetti is the President of Robert Bosch, LLC. Robert Bosch GmbH is the parent company of the Bosch Entities, and Nimbus is an affiliate of Robert Bosch GmbH.

During the year ended December 31, 2023, we recorded purchases of $60.3 million to these entities. As of December 31, 2023, we recorded $4.1 million of accounts payable and $3.5 million in accrued expenses to these entities.

Mr. Mansuetti does not have a material interest in the transactions described above.

Agreements with FFI Phoenix Hub Holdings LLC

On July 3, 2023, the Company entered into a Membership Interest and Asset Purchase Agreement (as amended on January 31, 2024, the "MIPA") with FFI Phoenix Hub Holdings LLC ("FFI") and Nikola Phx Hub, LLC ("PHH Parent"), whereby FFI acquired from PHH Parent 100% of the issued and outstanding membership interests of Phoenix Hydrogen Hub LLC ("PHH") and certain assets related to the Phoenix hydrogen hub project from the Company.

Andrew M. Vesey serves as a director of the Company and as President and Chief Executive Officer of USA Fortescue Holdings Inc., a subsidiary of Fortescue Metals Group, Inc. and the parent company of FFI and PHH. Pursuant to the terms of the MIPA, FFI paid a total of $24,068,157 for the membership interests of PHH, and during the year ended December 31, 2023, we received net proceeds of approximately $20.7 million for certain assets related to the Phoenix hydrogen hub project. We believe the terms of this agreement are generally no less favorable to the Company than those that could be obtained in similar transactions with unaffiliated third parties.

Mr. Vesey does not have a material interest in the transaction described above.

Agreements with CNHI/Iveco

On September 30, 2019, Legacy Nikola entered into a European alliance agreement with CNHI and Iveco (“the European Alliance Agreement”) whereby Legacy Nikola and CNHI/Iveco agreed to establish an entity for the purposes of designing, developing, engineering and manufacturing pure electric and hydrogen heavy trucks in Europe. While Gerrit A. Marx, our

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former director, was a member of our board of directors, he served as Chief Executive Officer of each of Iveco Group N.V. and Iveco. Pursuant to the European Alliance Agreement, Legacy Nikola and Iveco will contribute equal amounts of cash and in kind contributions necessary for each party to subscribe to 50% of the capital stock of the entity contemplated by the agreement. The initial term of the European Alliance Agreement expires on December 31, 2030, with automatic renewals of ten-year periods unless terminated by either party with written notice received by the non-terminating party no later than December 31, 2029 for the initial term and no later than the end of the 7th year of any subsequent term. As a result of this agreement, we issued to Iveco 25,661,448 shares of Series D preferred stock in exchange for a license valued at $50.0 million pursuant to an S-WAY Platform and Product Sharing Agreement, $100.0 million in-kind services, pursuant to a Technical Assistance Service Agreement, or the Technical Assistance Service Agreement, and $100.0 million in cash. As of December 31, 2022, we have utilized the full balance of in-kind services, which were recognized through research and development expense. We believe the contribution and capitalization terms of this agreement are generally no less favorable to Legacy Nikola than those that could be obtained in similar transactions with unaffiliated third parties.

During the year ended December 31, 2023, we recorded purchases of $4.3 million to these entities and their subsidiaries. As of December 31, 2023, we recorded $243,000 in accrued expenses to these entities and their subsidiaries.

While he was a member of our board of directors, Mr. Marx did not have a material interest in the transactions described above.

CORPORATE GOVERNANCE

Related Person Transaction Approval

Our board of directors has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our chief legal officer and audit committee (or, where review by our audit committee would be inappropriate, to another independent body of the board of directors) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs, and benefits to the Company;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the materiality and character of the related person’s direct and indirect interest;

●	the related person’s actual or apparent conflict of interest;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee approves only those transactions that it determines are fair to us and in our best interests.

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DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to provide competitive compensation and to reward directors solely in the form of stock-based compensation to conserve cash and align the interests of directors with the interests of our stockholders. Compensation consists of an annual grant of a restricted stock unit (“RSU”) award under our 2020 Plan with a grant date fair market value of $200,000, which vests in full on the first anniversary of such grant date, subject to continued service through such vesting date.

For 2023, to conserve shares, each non-employee member of our board of directors was awarded 100,000 RSUs, each committee chair was awarded an additional 10,000 RSUs, and the chairman of our board of directors was awarded an additional 75,000 RSUs. For each non-employee member of our board (except for Mr. Shindler who received additional compensation for service as chairman of the board of directors commencing August 4, 2023), our 2023 non-employee director RSU awards resulted in an award of RSUs with a grant date fair value that was less than $200,000.

	Cash Retainer ($)	Equity Retainer (# RSUs)	Special Equity Retainer (# RSUs)	Total Compensation (# RSUs)
Chairman of the Board of Directors	—	100,000	75,000	175,000
Chair of a Committee	—	100,000	10,000	110,000
Director	—	100,000	—	100,000

Grants of RSUs under the non-employee director compensation program are granted annually concurrent with grants made to our named executive officers. For 2023, awards to non-employee directors are scheduled to vest April 24, 2024 unless otherwise subject to deferral. Our non-employee directors may elect to defer the settlement of their vested RSUs until the earlier of the date the non-employee terminates from service of the board of directors and the occurrence of a change in control. As of December 31, 2023, all non-employee directors have elected to defer the settlement of RSUs granted after that date.

Compensation under the director compensation program is subject to the annual limits on non-employee director compensation set forth in our 2020 Plan. In addition, each equity award granted to eligible non-employee directors under the non-employee director compensation program will vest in full immediately prior to the occurrence of a change in control (as defined in our 2020 Plan) to the extent outstanding at such time, subject to continued service through the closing of such change in control.

We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings. Employee directors do not receive any compensation for service as a member of our board of directors.

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DIRECTOR COMPENSATION

The following table shows certain information with respect to the compensation of our non-employee directors during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Stephen J. Girsky(2)	—	40,102	—	40,102
Lynn Forester de Rothschild(3)	—	—	—	—
Michael L. Mansuetti	—	82,000	—	82,000
Gerrit A. Marx(4)	—	—	—	—
Jonathan M. Pertchik(5)	—	42,453	—	42,453
Mary L. Petrovich	—	90,200	—	90,200
Steven M. Shindler(6)	—	344,825	—	344,825
Mark A. Russell(7)	—	—	—	—
Bruce L. Smith	—	82,000	—	82,000
John C. Vesco(8)	—	79,118	—	79,118
Andrew M. Vesey	—	82,000	—	82,000
(1)	Amounts represent the aggregate fair value of the RSUs computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial reporting purposes, rather than amounts paid to or realized by the named individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.

(2)	Mr. Girsky received compensation for his service as a non-employee director and chairman of the board of directors through August 4, 2023, prior to his appointment as our President and Chief Executive Officer. The table set forth above does not include compensation paid to Mr. Girsky for service as our President or Chief Executive Officer.

(3)	Ms. de Rothschild did not stand for reelection at our 2023 annual meeting of stockholders and departed from our board of directors on June 7, 2023.

(4)	Mr. Marx did not stand for reelection at our 2023 annual meeting of stockholders and departed from our board of directors on June 7, 2023.

(5)	Mr. Pertchik joined our board of directors on December 15, 2023 and was granted 46,600 RSUs on February 14, 2024.

(6)	Mr. Shindler received additional compensation for service as chairman of the board of directors commencing August 4, 2023.

(7)	Mr. Russell did not stand for reelection at our 2023 annual meeting of stockholders and departed from our board of directors on June 7, 2023.

(8)	Mr. Vesco joined our board of directors on August 31, 2023 and was granted 75,350 RSUs on October 26, 2023.

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DIRECTOR COMPENSATION

The following table sets forth the aggregate number of shares of common stock underlying outstanding unvested RSUs for each of our non-employee directors on December 31, 2023, including unvested RSUs and any vested RSUs subject to an election to defer settlement.

Name	Number of Shares
Stephen J. Girsky(1)	116,437
Lynn Forester de Rothschild	—
Michael L. Mansuetti	138,597
Gerrit A. Marx	—
Jonathan M. Pertchik	46,600
Mary L. Petrovich	110,000
Steven M. Shindler	225,522
Mark A. Russell	—
Bruce L. Smith	138,597
John C. Vesco	75,530
Andrew M. Vesey	100,000
(1)	Amount represents number of RSUs held by Mr. Girsky for service as a member of our board of directors prior to his appointment as our President and Chief Executive Officer. The table set forth above does not include amounts paid to Mr. Girsky for service as our President or Chief Executive Officer. For the additional information, see “Executive Compensation” below.

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EXECUTIVE COMPENSATION

This section explains the design and operation of our executive compensation program with respect to our named executive officers for 2023.

For the year ended December 31, 2023, our named executive officers were Stephen J. Girsky, Michael Lohscheller, Kim J. Brady, Anastasiya Pasterick, Mary S. Chan, Carey Mendes, Joseph S. Cappello and Britton M. Worthen. Our current executive officers and other named executive officers and their ages as of [   ], 2024 are listed below.

Name	Age	Position
Current Executive Officers
Stephen J. Girsky	61	President, Chief Executive Officer and Director
Thomas B. Okray	61	Chief Financial Officer
Mary S. Chan	61	Chief Operating Officer
Dirk Ole Hoefelmann	56	President, Energy
Britton M. Worthen	50	Chief Legal Officer
Joseph R. Pike	42	Chief Human Resources Officer
Former Executive Officers (Who Were Also Named Executive Officers)
Michael Lohscheller	55	Former President and Chief Executive Officer
Kim J. Brady	60	Former Chief Financial Officer
Anastasiya (“Stasy”) Pasterick	37	Former Chief Financial Officer
Carey Mendes	55	Former President, Energy
Joseph S. Cappello	57	Former President, Energy

Biographical information for our current executive officers, other than Mr. Girsky, is set forth below:

Thomas B. Okray has served as our Chief Financial Officer since March 2024. Prior to joining us, Mr. Okray was Executive Vice President and Chief Financial Officer at Eaton Corporation PLC (NYSE: ETN) (“Eaton”), an intelligent power management technologies company, from March 2021 to February 2024, and Executive Vice President and Chief Financial Officer-elect at Eaton from January 2021 to March 2021. Prior to that, he served as Senior Vice President and Chief Financial Officer of W.W. Grainger, Inc. (NYSE: GWW), an industrial supply distributor, from April 2018 to December 2020. From October 2016 to April 2018, Mr. Okray served as Executive Vice President and Chief Financial Officer of Advance Auto Parts, Inc. ( NYSE: AAP), an automotive aftermarket parts provider. He also served in various capacities at Amazon.com, Inc. (Nasdaq: AMZN), an e-commerce company, including as President, Finance, North American Operations, from January 2016 to October 2016, and as Vice President, Finance, Global Customer Fulfillment, from June 2015 to January 2016. Prior to that, Mr. Okray served in various finance and operational roles at General Motors (NYSE: GM), an automotive company, from January 2010 to June 2015. Mr. Okray has served on the board of directors of Monro, Inc (Nasdaq: MNRO), an automotive service and tire dealer, since February 2024, and Flowserve Corporation (NYSE: FLS), a manufacturer and aftermarket service provider of comprehensive flow control systems, since April 2023. Mr. Okray received a bachelor of science degree in chemical engineering from Michigan State University and an M.B.A., with concentrations in finance, statistics, production and operations, and business policy, from the University of Chicago.

Mary S. Chan has served as our Chief Operating Officer since October 2023. Ms. Chan has been a Managing Partner at VectoIQ, LLC, a consulting firm focused on smart transportation product and services, since February 2016. From January 2021 to December 2022, Ms. Chan served as President and Chief Operating Officer of VectoIQ Acquisition Corp. II, a special purpose acquisition company. Prior to that, Ms. Chan served as Chief Operating Officer of VectoIQ from January 2018 to June 2020. She served as President of the Global Connected Consumer group at General Motors (NYSE: GM), an automotive manufacturing company, from May 2012 to May 2015. Ms. Chan joined General Motors from Dell Inc. (NYSE: Dell), a technology company in the business of computers and related products, where she was Senior Vice President and General Manager of Enterprise Mobility Solutions & Services from September 2009 to March 2012. Prior to that, she held various Executive Vice President and Senior Vice President positions at Alcatel-Lucent from December 2006 to 2009 and Lucent Technologies Inc., as President of 4G/LTE Wireless Networks and President of Global Wireless Networks from 2000 to December 2006. Ms. Chan has served on the boards of directors of Magna International Inc. (NYSE: MGA), a global automotive parts supplier, since August 2017, and on the board of directors of SBA Communications Corporation (Nasdaq: SBAC), a real estate investment company, since May 2015. In addition, Ms. Chan has served on the board of directors of CommScope Holding Company, Inc. (Nasdaq: COMM), a global network infrastructure provider, since April 2020. She previously served on the board of directors of Dialog Semiconductor Plc,

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EXECUTIVE COMPENSATION

a manufacturer of semiconductor-based system solutions, from 2016 to 2021. Ms. Chan received a bachelor of science degree and master of science in electrical engineering from Columbia University.

Dirk Ole Hoefelmann has served as our President, Energy since February 2024. Prior to joining us, Mr. Hoefelmann was Operating Partner for Hy24, an investment company, from April 2023 to October 2023. From January 2021 to April 2023, Mr. Hoefelmann was General Manager at Plug Power, Inc. (Nasdaq: PLUG), a provider of hydrogen solutions, responsible for their electrolyzer business. Prior to that, Mr. Hoefelmann spent 30 years at Air Liquide S.A., a global supplier of industrial and medical gases, in a variety of roles, including as Vice President, World Business Line Industrial Merchant from September 2019 to January 2021, Chief Executive Officer, Air Liquide Advanced Technologies U.S. LLC from March 2013 to August 2019, and Chairman of Air Liquide Advanced Materials from September 2013 to December 2015.Mr. Hoefelmann received bachelor’s degree in Mathematics and an M.B.A. in International Business from St. Mary’s College of California.

Britton M. Worthen has served as our Chief Legal Officer and Secretary since June 2020, and prior to that, served as Legacy Nikola’s Chief Legal Officer and Secretary from October 2015 to June 2020. Prior to joining Legacy Nikola, Mr. Worthen was a partner at Beus Gilbert McGroder PLLC, a law firm, from May 2000 to September 2015. Mr. Worthen received a bachelor’s degree in Asian studies from Brigham Young University and a juris doctor from University of Michigan Law School.

Joseph R. Pike has served as our Chief Human Resources Officer since June 2020, and prior to that, served as Legacy Nikola’s Chief Human Resources Officer from January 2018 to June 2020. Prior to joining Legacy Nikola, Mr. Pike served in various human resources positions at Vista Outdoor Inc. (NYSE: VSTO), an outdoor sports and recreational products company, including senior director of talent and as director of leadership and organizational development from June 2015 to January 2018. At H.J. Heinz Company, a food processing company which is now a part of Kraft Heinz Co (Nasdaq: KHC), Mr. Pike served in various capacities from March 2013 to June 2015, including as human resources business partner, head of talent management and organizational effectiveness and associate director of performance. Mr. Pike received a bachelor’s degree in communications from Brigham Young University and a master’s degree in public administration from the Brigham Young University Marriott School of Management.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis	"Nikola’s leadership plays a key role in fostering a culture of innovation and collaboration — driving outcomes and charting a course for the future.”

Who We Are

We are a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model that enables commercial customers to integrate next-generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance. By creating this ecosystem, we hope to build a long-term competitive advantage for clean technology vehicles and next generation fueling solutions. Nikola’s leadership plays a key role in fostering a culture of innovation and collaboration — driving outcomes and charting a course for the future.

Our executive compensation program is designed to reward the successful development and commercialization of transportation and energy solutions, objectives we expect to take multiple years to fully realize. This Compensation Discussion and Analysis addresses our compensation philosophy, process, and program structure.

Role of the Compensation Committee

Our compensation committee has overall responsibility for recommending to our board of directors the compensation of our Chief Executive Officer and determining the compensation of our other executive officers. Each member of our compensation committee qualifies as an “independent director” under Nasdaq listing rules.

The compensation committee establishes our overall compensation philosophy and objectives, and is responsible for establishing, overseeing, and evaluating our executive compensation program. Our compensation committee regularly reviews our executive compensation program to ensure we are well positioned from governance, business, talent, and competitive perspectives. The compensation committee is also responsible for engaging and evaluating the performance of the independent compensation consultant, reviewing, approving, and administering our incentive compensation plans, and reviewing, administering, and recommending changes to our equity compensation plans to our board of directors.

The compensation committee also consults with and reviews feedback from members of our management team, including our Chief Executive Officer and members of our Human Resources senior leadership team, when making compensation decisions. Our Chief Executive Officer works closely with the compensation committee and provides the compensation committee with performance assessments and compensation recommendations for each named executive officer (other than himself), based on each named executive officer's accountabilities and performance. While the compensation committee considers our Chief Executive Officer's recommendations, the compensation committee ultimately uses its own business judgment and experience in approving, or making recommendations to the board of directors regarding, the compensation for our named executive officers. Our compensation committee meets regularly in executive session without members of management present. Additionally, our Chief Executive Officer is not present during our board of directors or compensation committee deliberations or votes on his compensation.

Role of Executive Management

Management is responsible for recommending the design of and administering our compensation programs. Management recommends key performance objectives, strategies and plans to achieve those objectives, and the alignment between the achievement of those performance objectives and the compensation to be realized by our employees, including our executive officers. Our compensation committee considers these recommendations, determines the compensation structure and goals using its own judgment, and approves the specific compensation for each of our executive officers, other than for our Chief Executive Officer whose compensation is approved by our board of directors.

In addition, our board of directors has delegated certain responsibilities to management to grant and administer equity awards to employees, subject to board-approved guidelines and limitations. For example, management is not authorized to grant stock awards to any of our executive officers, nor may it grant awards in excess of individual or aggregate limitations. Our board of directors has delegated to our compensation committee oversight authority over management’s execution of its delegated responsibilities.

Guiding Principles

As a technology and automotive company that is setting new standards with advanced battery electric and hydrogen electric vehicles and fueling infrastructure, we seek to hire and retain uniquely experienced talent who can lead across multiple, rapidly evolving disciplines in regulated industries. Our executive compensation program is designed to motivate and reward

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EXECUTIVE COMPENSATION

outstanding performance, retain strong leadership, and promote teamwork in a straightforward and effective way. Our clear guiding principles and sound compensation practices align the pay of our named executive officers with individual accountabilities and company performance.

●	Team-Based Approach. We apply a unique team-based approach to the compensation of our named executive officers to emphasize their shared responsibility for our overall success. This approach recognizes the exceptional experience, leadership, and value each of our named executive officers contributes to our leadership team, with differences in compensation reflecting experience and the additional scope and complexity of certain roles.

●	Performance Expectations. The majority of our executive pay is tied to performance to ensure alignment with the long-term interests of our stockholders. We establish clear, quantitative, qualitative, and values-driven performance expectations for our named executive officers each year that focus on our success.

●	Emphasis on Long-Term Equity Awards. We emphasize long-term performance, retention, and alignment between the interests of our named executive officers and those of our stockholders by significantly weighting our named executive officers’ compensation towards long-term equity awards. Performance-based RSUs reward long-term out-performance relative to other industrial and emerging technology companies that are similar in size and valuation, while time-based RSUs promote stability and retention of an exceptional leadership team.

Pay Determination

Our compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In 2023, our compensation committee engaged Meridian Compensation Partners as its independent compensation advisor. Meridian attends meetings at the request of the compensation committee, meets with the compensation committee in executive session without management, and communicates with the compensation committee regarding emerging issues and other matters. Meridian does not provide any services to us other than those services provided to the compensation committee. The compensation committee assessed the independence of Meridian and concluded that there are no conflicts of interest present.

Due to the uniqueness of our business, the relative immaturity of the industry, and the lack of direct competitors, we do not benchmark pay to a narrow peer group of specific companies. Rather, we reference executive compensation data from a broad array of industrial companies, adjusted to reflect our relative size and market valuation, to understand relevant and applicable market data for executive positions. We believe the target total annual pay for each executive officer, including that for the Chief Executive Officer, is appropriately positioned vis-à-vis the competitive norms established by a broad array of comparably sized industrial companies.

Furthermore, and in our view just as importantly, we actively manage the differences in pay within and across Nikola’s job levels to appropriately reflect the internal value of positions relative to each other, recognizing the team-based nature of work and the impact of pay equity on the engagement of our employees and internal culture. We believe these pay ratios reflect an appropriate balance between external competitiveness by position and internal equity across our employees.

We do not reward the narrow achievement of a few discrete, short-term performance goals, financial or otherwise. As we continue to grow as a public company, the compensation committee considers the extent to which the equity compensation of our named executive officers should be linked to performance, and the compensation committee has enhanced the link to performance by approving (and recommending to the board of directors for approval) performance-based equity awards for 2023, as described below.

We rely on stockholder outreach as well as more formal channels to communicate with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at our annual meeting of stockholders. In evaluating our compensation practices and programs for 2023, our compensation committee considered the support our stockholders expressed for our philosophy and practice of linking compensation to operational objectives and the enhancement of stockholder value. Our say-on-pay approval rating was approximately 70.4% of the votes cast in 2023. Our compensation committee took this vote into account in designing and implementing the 2023 compensation program. We will continue to seek out and consider stockholder feedback in the future and administer the pay for performance program in the interests of stockholders.

Leadership Transitions

Over the course of the past year, we have announced a number of changes to strengthen our management team. All of these transitions reflect the board of directors’ commitment to strategic orderly long-term succession planning and advancing the Company’s commercial and energy efforts.

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EXECUTIVE COMPENSATION

●	Mr. Lohscheller served as our President and a member of our board of directors from August 2022 to August 2023, and as our Chief Executive Officer from November 2022 to August 2023. In conjunction with announcing that Mr. Lohscheller would step down as President and Chief Executive Officer and depart Nikola in early August 2023, the Company named Mr. Girsky as our President and Chief Executive Officer, and the board appointed independent, non-employee director Mr. Shindler to serve as Chairman of the board of directors.

●	In March 2023, we announced that Mr. Brady, our Chief Financial Officer, would retire effective April 7, 2023. Concurrently, we promoted Ms. Pasterick, our then-Vice President, Corporate Controller, as Chief Financial Officer, who served in this role until departing in November 2023.

●	In March 2024, we announced that Mr. Okray was appointed as our Chief Financial Officer.

●	In August 2023, we announced that Mr. Mendes would step down as our President, Energy and depart the company.

●	In September 2023, we announced the hiring of Ms. Chan as Chief Operating Officer and Mr. Cappello as President, Energy, each reporting to Mr. Girsky.

●	In February 2024, we announced that Mr. Cappello would step down as President of Energy and depart the Company. We named Mr. Hoefelmann, our Global Head of HYLA Operations at the time, as President of Energy.

Compensation Program Summary

Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

●	Attract, retain, incent and reward highly qualified executives who are committed to our mission, objectives and a “shared success” culture.

●	Create an internally equitable and externally competitive compensation program that rewards executives for their performance and contributions to our long-term business results.

●	Ensure the predominant portion of each executive’s compensation is tied to our share price performance, thereby aligning executive interests directly with those of our stockholders.

●	Reward performance over multiple years by vesting equity awards generally over three years, thereby aligning the timing of executive compensation with the time horizon required to achieve business objectives.

●	Adhere to the highest standards of corporate governance through the deliberate and objective review and approval by an independent board of directors and disclosure of our programs to our stockholders. Specifically, we believe in transparency and providing sufficient information and context to stakeholders so they may assess our executive compensation program, practices, and effectiveness.

Compensation Program Elements

We believe the best measure of our performance is how we are valued over the long term. Our compensation program provides for an annual salary and equity incentives that vest over time to focus our executives on the achievement of key initiatives and reward them with the creation of long-term value. Our compensation program does not include an annual cash incentive component as we seek to conserve cash to reinvest in our business, focus on the long-term success of the business, align rewards with stockholder interests, and set performance objectives in light of nascent industry maturity and ongoing macroeconomic uncertainty.

The following table summarizes the key elements of our compensation program for our named executive officers for 2023.

Compensation Element	Principles and Objectives
Annual Salary

Promotes a fixed foundation of compensation for day-to-day responsibilities

Based upon each executive’s unique skills, experience, performance, value in the marketplace, criticality of the role, and internal pay equity

Long-Term Equity Incentives: Restricted Stock Units (RSUs) Performance Share Units (PSUs)

Promotes a foundation of stockholder alignment and multi-year retention, and rewards long-term sustained company performance

Denominated as an annual grant that vests over multiple years

Based upon each executive’s performance, value in the marketplace, criticality of the role, and internal pay equity

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EXECUTIVE COMPENSATION

Executive Compensation Program Highlights

2023 Compensation Decisions

Our executive compensation program is simple, demonstrates that our executive officers believe in our long-term potential, and aligns the interests of our executive officers with our stockholders. Our compensation committee and board of directors approved the following target compensation levels for each of our named executive officers for the year ended December 31, 2023.

Name	Annual Salary ($)	Target Bonus ($)	Total Target Stock Award(1) ($)	Target Stock Award (# PSUs)(2)	Target Stock Award (# RSUs)(3)	Target Total Pay ($)
Stephen J. Girsky	1,000,000	—	1,550,000	1,000,000	550,000	2,550,000
Michael Lohscheller(4)	1,000,000	—	1,000,000	1,000,000	—	2,000,000
Mary S. Chan	700,000	—	800,000	600,000	300,000	1,500,000
Joseph S. Cappello	600,000	—	700,000	500,000	200,000	1,300,000
Stasy Pasterick(4)	600,000	—	500,000	500,000	—	1,100,000
Carey Mendes(4)	600,000	—	500,000	500,000	—	1,100,000
Britton M. Worthen	600,000	—	500,000	500,000	—	1,100,000

(1)	Represents the total target value of the PSUs and RSUs awarded to the named executive officer as of the grant date. The dollar amounts listed in the table above for fiscal year 2023 stock awards will not match the amounts in the Stock Awards column of the Summary Compensation Table or the Grants of Plan-Based Awards Table because the compensation committee and board of directors approved a target number of shares subject to each award at the time the share price was approximately $1.00 per share. The target amounts set forth above reflect the share price at the time the award was approved rather than as of December 31, 2023.

(2)	The PSUs vest in full following the end of the three-year performance period, subject to continued service, with the number of shares earned determined based on the company’s total stockholder return (“TSR”) over a performance period ending December 31, 2025, with each executive eligible to earn from 0% to 200% of the target number of PSUs granted, based on our TSR relative to the TSR of the 61 companies in the Nasdaq Clean Edge Green Energy (CELS) Index, which is the index included in our Performance Graph in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)	The RSUs granted to each of Mr. Girsky, Ms. Chan and Mr. Cappello represent new hire awards. Mr. Girsky’s new hire RSU award will vest in equal annual installments over two years, subject to continuous service. Ms. Chan’s and Mr. Cappello’s new hire RSU awards will vest in equal semi-annual installments over three years, subject to continuous service.

(4)	Mr. Mendes departed the company prior to the end of the fiscal year.

Chief Executive Officer and Other Named Executive Officer Pay Mix

The pay mix of compensation awarded to our Chief Executive Officer and other named executive officers is variable, at-risk, and contingent on us achieving our key product development targets, commercial growth plans, and delivering sustained increases in stockholder value. The pay mix of target total compensation for our executive officers, other than for departed executive officers, is as follows:

Significant Executive Compensation Actions

Our compensation committee, which consists entirely of independent directors, sets the compensation of our named executive officers. In 2023, our compensation committee took the following actions with respect to the compensation of our named executive officers.

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EXECUTIVE COMPENSATION

Annual Salaries

We provide an annual salary as a fixed source of compensation to our executive officers for their day-to-day responsibilities, providing them a degree of certainty coupled with a substantial percentage of their pay at risk in the form of equity awards contingent on the achievement of specific performance objectives. Our compensation committee recognizes the importance of base salaries as an element of compensation that can help attract and retain the highest level of talented and experienced executive officers in a competitive labor market.

Each executive’s base salary is determined based upon several factors, including each executive’s skills, experience, performance, value in the marketplace, criticality of the role, internal pay equity, and competitive market data. In April 2023, prior to his departure, the compensation committee approved an increase to Mr. Lohscheller’s annual salary. At the same time, the compensation committee also increased the annual salaries for our other named executive officers from $450,000 to $600,000. The new salary structure was designed to provide uniform salaries across the other named executive officers, with differences in the breadth of each executive’s job responsibilities, individual contributions, and the respective market value of each role to be recognized in long-term incentive compensation. Total cash compensation for our named executive officers remains well below market levels of cash compensation for comparable roles.

The following table reflects the annual salary for each of our continuing named executive officers as of December 31, 2023.

Name	2023 Salary ($)	2022 Salary ($)
Stephen J. Girsky	1,000,000	—
Mary S. Chan	700,000	—
Joseph S. Cappello	600,000	—
Britton M. Worthen	600,000	450,000

Long-Term Incentive Compensation -- Equity Awards

A core principle of our executive compensation program is that a significant portion of the compensation awarded to our executive officers is variable, at-risk and dependent on the long-term performance of our common stock. This means that our executives are rewarded when they produce value for our stockholders through the achievement of our product and commercial objectives and, ultimately, when our stockholders are rewarded.

We believe that providing long-term incentive compensation in the form of equity awards is a critical element of our executive compensation program, as it encourages our named executive officers to take a long-term outlook and reinforces our pay for performance culture. Furthermore, by providing opportunities for all of our employees, including our named executive officers, to benefit from our future successes through the appreciation of the value of their equity awards, the compensation committee and the board of directors believe that equity awards align all employees’ interests with the interests of our stockholders.

2023 Performance-Based RSUs

In April 2023, the compensation committee approved the grant of performance-based restricted stock units (PSUs) under our 2020 Plan to our executive officers. The PSUs will be earned based on our total stockholder return (TSR) over a performance period beginning on the date of grant, April 24, 2023 and ending December 31, 2025. The PSUs entitle each executive to earn a number of shares of the Company’s common stock ranging from 0% to 200% of the target number of PSUs granted, based on our TSR relative to the TSR of the 61 companies in the Nasdaq Clean Edge Green Energy (CELS) Index over the performance period, as set forth below and subject to the executive’s continued employment through the certification of performance by the compensation committee following the end of the performance period.

The compensation committee adopted relative TSR as the performance metric for the PSUs with the Nasdaq CELS Index as the comparative group because it is an objective and meaningful metric to evaluate our performance against the performance of other emerging clean energy and transportation companies and aligns the interests of our named executive officers with the interests of our stockholders in creating long-term value.

The number of PSUs that vest, if any, depends entirely on relative TSR for the performance period. To earn the target number of PSUs, we must achieve above-median performance at the 55th percentile of the Nasdaq CELS Index. We measure relative TSR for the performance period based on the change in each company’s stock price during the performance period, taking into account any dividends paid during that period, which are assumed to be reinvested in the stock. We determine the beginning and ending stock prices based on a 20-trading day average to calculate our TSR and each company in the Nasdaq CELS Index.

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This averaging period mitigates the impact on the long-term relative TSR results of one-day or short-term stock price fluctuations at the beginning or end of the performance period. For each company, the change in stock price from the beginning to the end of the performance period is divided by the beginning stock price to determine TSR.

The maximum number (200% of target) of PSUs will be earned if our TSR equals or exceeds the 75th percentile of the Nasdaq CELS Index. No PSUs will be earned if our TSR is below the 25th percentile of the Nasdaq CELS Index. Linear interpolation will be used to calculate actual awards for performance between the percentiles indicated below.

	Three Year Relative TSR	PSU Payout
Maximum	75th Percentile of CELS Index	200%
Target	55th Percentile of CELS Index	100%
Threshold	25th Percentile of CELS Index	50%
Minimum	Below 25th Percentile of CELS Index	—

If an executive’s service is terminated by the company without cause (as defined under the 2020 Plan) or an executive dies or becomes disabled (as defined under the 2020 Plan) during the performance period, the executive will remain eligible to earn the PSU award upon certification of the company’s performance following the end of the performance period. PSUs will be forfeited by the executive upon any other terminations of service. If a change in control (as defined under the 2020 Plan) occurs during the performance period, the performance period will be truncated to the closing date of such transaction and any then-outstanding PSUs will be deemed to satisfy the performance criteria based on the higher of target or our actual relative TSR as of the closing of such transaction. Such earned PSUs will convert to time-vested RSUs that will vest subject to an executive’s continued service through December 31, 2025, and subject to vesting acceleration if the executive is terminated without cause or resigns for good reason in connection with or following such transaction.

2023 Time-Based RSUs

Equity awards with time-based vesting align the interests of our named executive officers with the interests of our stockholders by promoting the stability and retention of a high-performing executive team over the longer term. In April 2023, the compensation committee and board of directors determined to denominate equity awards entirely in the form of PSUs, as described above. Accordingly, no time-based RSUs were awarded to executive officers in April 2023.

Following the departures of Messrs. Lohscheller and Mendes, our compensation committee and board of directors approved new hire awards comprised of time-based RSUs upon the hiring of Mr. Girsky in August 2023 and Ms. Chan and Mr. Cappello in October 2023. Mr. Girsky’s new hire RSU award will vest in equal annual installments over two years, subject to continuous service. Ms. Chan’s and Mr. Cappello’s new hire RSU awards will vest in equal semi-annual installments over three years, subject to continuous service.

Cancellation of the 2020 Performance Awards

During 2023, PSUs with an underlying aggregate of 2,071,058 shares were canceled, including 475,973 shares underlying PSUs forfeited by Mr. Lohscheller upon his termination. In addition to Mr. Lohscheller's forfeited RSUs, the compensation committee, with the consent of the affected employees, cancelled the remaining PSUs granted in 2020 after taking into account the amount of time remaining in the performance period, the likelihood of achievement given our then-current share price, and the objective of ensuring that sufficient shares were available under the 2020 Plan to attract, retain and reward broad-based employees.

Accordingly, none of the PSUs granted in 2020 were earned and none are outstanding. In each case, the shares subject to the forfeited PSUs again became available for issuance pursuant to new equity awards under the 2020 Plan.

No Perquisites Policy

We do not provide perquisites or other personal benefits to our named executive officers, all of whom are employed on an at-will basis. We do not maintain nonqualified deferred compensation plans, supplemental executive retirement plan benefits, or single trigger change-in-control benefits for our executive officers. Additionally, we do not provide tax gross ups except in the case of standard relocation benefits available to similarly situated executives.

Health and Welfare Benefits

We provide the following benefits to our named executive officers on the same basis provided to all our employees:

●	health, dental and vision insurance, including a health savings account;

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●	life insurance, accidental death and dismemberment insurance, and disability insurance;

●	a 401(k) plan with a matching contribution of 3.5% on the first 6% employee contribution; and

●	vacation and paid holidays.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges.

Clawback Policy

Effective as of October 2, 2023, we adopted a compensation recoupment policy (the “clawback policy”) that provides for the recoupment of erroneously awarded incentive compensation paid to current and former executive officers, including our named executive officers, in the event of an accounting restatement due to material noncompliance with financial reporting requirements in accordance with the Nasdaq listing rules and Exchange Act Rule 10D-1. The clawback policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the executive officer of the excess portion of the compensation received by the executive officers during the three preceding fiscal years.

Assessment of Risk

The compensation committee oversees risks related to our compensation programs. Each year, the compensation committee evaluates whether the design and operation of our compensation programs and policies encourage our executive officers or employees to take unnecessary or excessive risks. In establishing and reviewing Nikola’s compensation programs for risk, the compensation committee considers program features that mitigate against potential risks for our executive officers, such as approval of awards by an independent committee of non-employee directors; fixed base salaries; clawbacks for our equity incentives; and the quantity and mix of long-term performance-based and time-based equity incentives. The compensation committee also generally considers the program features that mitigate potential risks for our non-executive officer employees. In its annual review, the compensation committee concluded that Nikola’s executive compensation programs and policies continue to provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term stockholder value creation, and do not encourage short-term risk taking at the expense of long-term results or create risks that are reasonably likely to have a material adverse effect on Nikola.

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Compensation Committee Report

The following report of the compensation committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Nikola Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and those discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, as amended.

Compensation Committee

Mary L. Petrovich, Chair
Michael L. Mansuetti
Andrew M. Vesey

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Summary Compensation Table

The following table provides information regarding compensation to each of our named executive officers during the last three or fewer fiscal years during which such individuals were named executive officers.

Name and Principal Position		Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen J. Girsky (4)	2023	388,462	—	7,777,250	29,423	8,195,135
President and Chief Executive Officer
Michael Lohscheller (5)	2023	621,154	—	1,370,000	14,216	2,005,370
Former President and Chief Executive Officer	2022	164,423	—	9,248,781	25,755	9,438,959
Kim J. Brady (6)	2023	155,769	—	—	1,070,901	1,226,670
Former Chief Financial Officer	2022	164,423	—	2,684,270	—	2,848,693
	2021	1	—	2,991,816	—	2,991,817
Stasy Pasterick (7)	2023	471,154	—	685,000	9,476	1,165,630
Former Chief Financial Officer
Mary S. Chan (8)	2023	148,077	—	1,818,000	21,885	1,987,962
Chief Operating Officer
Carey Mendes (9)	2023	375,000	—	685,000	13,125	1,073,125
Former President of Energy	2022	297,308	—	2,688,145	50,138	3,035,591
Joseph S. Cappello (10)	2023	150,000	—	1,489,000	3,231	1,642,231
Former President of Energy
Britton M. Worthen	2023	559,615	—	685,000	—	1,244,615
Chief Legal Officer	2022	164,423	—	2,516,517	—	2,680,940
	2021	1	—	2,804,826	—	2,804,827
(1)	The amounts in this column reflect the actual salary payments earned by each named executive officer during the applicable fiscal year. For 2022, the amounts shown represent total salary paid to the named executive officers during full fiscal year 2022, reflecting salaries of $1 to each of the named executive officers for the period January to August, and an annual salary of $450,000 for August through December.

(2)	The amounts in this column represent the aggregate fair value of RSUs and PSUs computed as of the grant date of each award in accordance with ASC 718 for financial reporting purposes, rather than amounts paid to or realized by the individual. See the “Option Exercises and Stock Vested Table” for information related to the amounts realized by each of the named executive officers.

(3)	The amounts in this column represent company matching contributions to our 401(k) plan, the value of any taxable relocation reimbursements or stipends paid during the applicable fiscal year, and severance benefits. For 2023, relocation reimbursements or stipends in the amount of $20,000 were paid each of to Mr. Girsky and Ms. Chan in connection with their respective relocations to Arizona. For 2022, relocation reimbursements or stipends in the amount of $20,000 and $39,732 were paid to Mr. Lohscheller and Mr. Mendes, respectively, to assist with relocation to Arizona. In addition, in 2023, Mr. Brady received severance in the amount $1,050,000, plus $20,901 representing a cash lump sum amount equivalent to 18 months of COBRA continuation premiums. For 2022, we disclosed the relocation reimbursements or stipends paid to Messrs. Lohscheller and Mendes under the “Bonus” column. We have corrected this in the current Summary Compensation Table. The actual amount paid and reported for 2021 has not changed.

(4)	Mr. Girsky served as Chairman of the Board from September 20, 2020 until his appointment as President and Chief Executive Officer on August 4, 2023.

(5)	Mr. Lohscheller departed from the Company in August 2023.

(6)	Mr. Brady departed from the Company in April 2023.

(7)	Ms. Pasterick was appointed Chief Financial Officer on April 7, 2023 and departed the Company in December 2023.

(8)	Ms. Chan joined the Company as Chief Operating Officer on October 9, 2023.

(9)	Mr. Mendes departed from the Company in September 2023.

(10)	Mr. Cappello was hired as President, Energy on September 25, 2023, and departed from the Company in February 2024.

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Grants of Plan-Based Awards Table

The following table provides information regarding the incentive awards granted to the named executive officers for 2023.

			Potential Future Payouts Under Equity Incentive Plan Awards			All Other Stock
Name	Award	Grant Date	Threshold (#)	Target (#)(1)	Maximum (#)	Awards: Number of Units (#)(2)	Grant Date Fair Value of Awards ($)(3)
Stephen J. Girsky	PSUs	2023/08/03	500,000	1,000,000	2,000,000	—	5,910,000
	RSUs	2023/08/03	—	—	—	550,000	1,867,250
Michael Lohscheller	PSUs	2023/04/24	500,000	1,000,000	2,000,000	—	1,370,000
Kim J. Brady	—	—	—	—	—	—	—
Stasy Pasterick	PSUs	2023/04/24	250,000	500,000	1,000,000	—	685,000
Mary S. Chan	PSUs	2023/10/09	300,000	600,000	1,200,000	—	1,404,000
	RSUs	2023/10/09	—	—	—	300,000	414,000
Carey Mendes	PSUs	2023/04/24	250,000	500,000	1,000,000	—	685,000
Joseph S. Cappello	PSUs	2023/09/25	250,000	500,000	1,000,000	—	1,210,000
	RSUs	2023/09/25	—	—	—	200,000	279,000
Britton M. Worthen	PSUs	2023/04/24	250,000	500,000	1,000,000	—	685,000
(1)	PSUs granted during 2023 have a three-year performance period beginning on April 23, 2023 and ending on December 31, 2025. Subject to the terms of the award agreements, between zero and 200% of the target number of PSUs will vest on December 31, 2025, depending on our relative TSR percentile ranking for the performance period. PSUs are a substantial, at-risk component of our named executive officers’ compensation tied to our long-term performance. For the additional information regarding the performance criteria and vesting requirements applicable to the PSUs granted in 2023, see “Compensation Discussion and Analysis - Significant Executive Compensation Actions - Long-Term Incentive Compensation--Equity Awards - 2023 Performance-Based RSUs” above.

(2)	Pursuant to our 2020 Plan, Mr. Girsky was granted RSUs on August 3, 2023, which vest annually over two years subject to continuous service through August 3, 2025. Ms. Chan was granted RSUs on October 9, 2023, which vest semi-annually over three years subject to continuous service through September 3, 2026. Mr. Cappello was granted RSUs on September 25, 2023, which vest semi-annually over three years subject to continuous service through September 3, 2026.

(3)	The amounts in this column represent the aggregate fair value of RSUs and market-based performance awards computed as of the grant date of each award in accordance with ASC 718 for financial reporting purposes, rather than amounts paid to or realized by the individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards. There can be no assurance that the value upon vesting and distribution will approximate the fair value as computed in accordance with ASC 718.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards for each of our named executive officers as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(1)	Market Value of Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(4)
Stephen J. Girsky	2023/08/03	—	—	—	—	—	—	1,000,000	875,000
	2023/08/03	—	—	—	—	550,000	481,250	—	—
Michael Lohscheller	—	—	—	—	—	—	—	—	—
Kim J. Brady	2017/11/13	3,190,893	—	1.06	2026/04/28	—	—	—	—
	2018/12/21	4,354,248	—	1.06	2026/04/28	—	—	—	—
Stasy Pasterick	—	—	—	—	—	—	—	—	—
Mary S. Chan	2023/10/09	—	—	—	—	—	—	600,000	525,000
	2023/10/09	—	—	—	—	300,000	262,500	—	—
Carey Mendes	—	—	—	—	—	—	—	—	—
Joseph S. Cappello	2023/09/25	—	—	—	—	—	—	500,000	437,500
	2023/09/25	—	—	—	—	200,000	175,000	—	—
Britton M. Worthen	2017/11/01	61,482	—	1.06	2027/10/31	—	—	—	—
	2018/10/17	1,634,860	—	1.06	2028/10/16	—	—	—	—
	2018/11/01	55,326	—	1.06	2028/10/31	—	—	—	—
	2018/12/31	750,644(5)	—	1.06	2028/12/31	—	—	—	—
	2019/03/19	2,851,500	—	1.06	2029/03/18	—	—	—	—
	2021/04/22	—	—	—	—	238,303	208,515	—	—
	2022/04/28	—	—	—	—	340,530	297,964	—	—
	2023/04/24	—	—	—	—	—	—	500,000	437,500
(1)	New hire grants of RSUs made to Mr. Girsky vest annually over two years, subject to continuous employment. New hire grants of RSUs made to Ms. Chan and Mr. Cappello vest semi-annually over three years, subject to continuous employment. Legacy grants of RSUs made to Mr. Worthen cliff-vest 100% after three years, subject to continuous employment.

(2)	The market value of unvested time-based RSUs is calculated based on the closing price of our common stock ($0.875) as reported on the Nasdaq Global Select Market on December 29, 2023.

(3)	PSUs granted to the named executive officers vest 100% following the three-year performance period ending on December 31, 2025 and will be distributed to the extent we have achieved the defined performance milestones during the performance period. For additional information regarding the performance criteria and vesting requirements applicable to the PSUs granted in 2023, see “Compensation Discussion and Analysis - Significant Executive Compensation Actions - Long-Term Incentive Compensation--Equity Awards - 2023 Performance-Based RSUs” above.

(4)	The market value of unvested PSUs that have not vested is calculated based on the closing price of our common stock ($0.875) as reported on the Nasdaq Global Select Market on December 29, 2023.

(5)	Represents performance-based stock options issued under Legacy Nikola’s Founder Stock Option Plan, effective as of December 31, 2018 (the “Founder Stock Option Plan”). This option fully vested upon the closing of the Business Combination.

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Option Exercises and Stock Vested Table

The following table provides information regarding the dollar amounts realized pursuant to the vesting or exercise of equity-based awards by each of our named executive officers for the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen J. Girsky	—	—	—	—
Michael Lohscheller	—	—	598,013	871,493
Kim J. Brady	2,730,273	3,308,785	937,420	802,900
Stasy Pasterick	—	—	184,537	243,753
Mary S. Chan	—	—	—	—
Carey Mendes	—	—	108,179	140,686
Joseph S. Cappello	—	—	—	—
Britton M. Worthen	—	—	300,000	582,000
(1)	The amounts in this column represent the value realized upon the exercise of stock options by multiplying the number of shares of common stock underlying the exercised option by the difference between the stock price at the time of exercise less the option exercise price.

(2)	The amounts in this column represent the value realized upon the vesting of RSUs by multiplying the number of shares of common stock underlying the vested RSUs by the closing price of our common stock on the vesting date.

Potential Payments Upon
Termination or Change-in-Control

We have entered into employment agreements with each of our named executive officers that provide our named executive officers with severance protections. The employment agreements provide that our named executive officers will be eligible for severance benefits following an involuntary termination of employment without cause, whether or not in connection with a change in control, subject to the affected named executive officer's execution of a customary release of claims in favor of the company and agreement to certain restrictive covenants.

Under the employment agreements, if the executive’s employment is terminated by us without cause (as defined under the named executive officer's employment agreement) or the executive resigns for good reason (as defined under the named executive officer's employment agreement), whether or not in connection with a change in control (as defined under the named executive officer's employment agreement), then the executive will be entitled to receive a cash lump sum severance payment, a cash lump sum payment covering 18 months of COBRA benefits continuation, full acceleration of RSUs and vesting of PSUs based upon actual performance at the end of the performance period.

The severance payments described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of us and continued compliance with customary confidentiality and non-solicitation requirements for a period of two years following termination. All severance payments are subject to compliance with Section 409A.

For further details on employment agreements with our named executive officers, see the section below entitled “Employment Agreements with Named Executive Officers.”

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The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with us occurred on December 31, 2023 and where relevant, that a change of control occurred on December 31, 2023, except for Messrs. Brady and Cappello, for whom the table reports what they actually received in connection with their termination of employment in 2023.

	Value of Cash Payments ($)		Value of Accelerated Equity Awards ($)
Name	Involuntary Termination (1)	Death, Disability, Retirement, Voluntary Termination	Involuntary Termination (2)	Death, Disability (3)
Stephen J. Girsky	2,617,853	—	1,356,250	1,356,250
Mary S. Chan	1,421,471	—	787,500	787,500
Britton M. Worthen	1,080,042	—	943,979	943,979
Kim J. Brady (4)	1,070,901	—	802,900	—
Joseph S. Cappello (5)	615,190	—	612,500	—
(1)	Upon a termination without cause or a resignation for good reason, with or without a change in control, each of our named executive officers would be entitled to a cash lump sum severance payment plus a cash lump sum amount equivalent to 18 months of COBRA continuation premiums.

(2)	Upon a termination without cause or a resignation for good reason, with or without a change in control, all outstanding stock options and RSUs held by the affected named executive officer immediately vest in full. For involuntary terminations without a change in control, outstanding PSUs held by the affected named executive officer will remain outstanding until the end of the applicable performance period and vest based on final actual performance. For involuntary terminations following a change in control, relative TSR for purposes of outstanding PSUs will be measured as of the transaction close price and the award will be converted to RSUs at the greater of target or actual performance with the original time-based vesting schedule. Because all stock options held by our named executive officers as of December 31, 2023 had already vested and the performance period for all outstanding PSUs had not been completed by December 31, 2023, the values shown reflect the number of accelerated RSUs and PSUs multiplied by the closing stock price ($0.875) on the last day of 2023.

(3)	For terminations due to death and disability, all outstanding stock options and RSUs held by the affected named executive officers will vest immediately. Outstanding PSUs will remain outstanding until the end of the applicable performance period and vest based on final actual performance. Because all stock options held by our named executive officers as of December 31, 2023 had already vested and the performance period for all outstanding PSUs had not been completed by December 31, 2023, the values shown reflect the number of accelerated RSUs and PSUs multiplied by the closing stock price ($0.875) on the last day of 2023.

(4)	Amounts included in the table above for Mr. Brady represent the actual severance paid to him in connection with his retirement from the Company in April 2023 in accordance with the terms of his executive employment agreement. Pursuant to his employment agreement, Mr. Brady provided a customary release of claims in favor of the company, reconfirmed his obligations under existing agreements pertaining to confidentiality and intellectual property ownership, and committed to non-disparagement and cooperation provisions, and he received a separation payment of $1,050,000 as well as a cash lump sum amount equivalent to 18 months of COBRA continuation premiums. Mr. Brady forfeited all outstanding PSUs that were neither achieved nor vested at the time of his termination of employment. Additionally, a total of 937,420 outstanding time-based RSUs were deemed fully vested at the time of his termination, per the terms of his employment agreement.

(5)	Amounts included in the table above for Mr. Cappello represent the actual severance paid to him in connection with his termination of employment from the Company in February 2024 in accordance with the terms of his executive employment agreement. Pursuant to his employment agreement, Mr. Cappello provided a customary release of claims in favor of the Company, reconfirmed his obligations under existing agreements pertaining to confidentiality and intellectual property ownership, and committed to non-disparagement and cooperation provisions, and he received a separation payment of $600,000 as well as a cash lump sum amount equivalent to 18 months of COBRA continuation premiums. Additionally, a total of 200,000 outstanding RSUs vested at the time of his termination, per the terms of his employment agreement. Up to 500,000 PSUs will vest and settle on or about December 31, 2025, based on final actual performance through such date.

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Employment Agreements with Named Executive Officers

Each of our named executive officers have entered into at-will employment agreements, which provide for a base salary, participation in our health and welfare benefit plans, annual equity grants and certain severance benefits. Details of the employment agreements for our named executive officers are provided below.

Employment Agreement with Stephen J. Girsky

On August 4, 2023, Mr. Girsky entered into an employment agreement with us to serve as President and Chief Executive Officer. Mr. Girsky's current annual base salary is $1,000,000. Mr. Girsky has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Girsky is eligible to receive 550,000 RSUs, and 1,000,000 PSUs that can be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Girsky's employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Girsky's delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two-year noncompete and non-solicitation covenants and a non-disparagement covenants, Mr. Girsky would be entitled to receive: (1) a lump sum cash payment in an amount equal to $2,600,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Girsky's PSUs (and the post termination exercise period for unexercised stock options, if any, would be extended to three years following her termination date); and (4) following certification by the board of directors, Mr. Girsky's PSUs will vest in an amount based upon the achievement of the performance-based milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Employment Agreement with Mary S. Chan

On September 15, 2023, Ms. Chan entered into an employment agreement with us to serve as Chief Operating Officer. Ms. Chan's current annual base salary is $700,000. Ms. Chan has declined to participate in any annual cash bonus program, without regard to her eligibility for any such program. Subject to board approval, Ms. Chan is eligible to receive 300,000 RSUs, and 600,000 PSUs that can be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Ms. Chan's employment by the Company without “Cause” or her resignation for “Good Reason” (each as defined in the employment agreement) and subject to Ms. Chan’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year noncompete and non-solicitation covenants and a non-disparagement covenants, Ms. Chan would be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,400,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Ms. Chan’s PSUs (and the post termination exercise period for unexercised stock options, if any, would be extended to three years following her termination date); and (4) following certification by the board of directors, Ms. Chan's PSUs will vest in an amount based upon the achievement of the performance-based milestones prior to her termination date, pro-rated for the length of her employment during the performance period.

Employment Agreement with Britton M. Worthen

On June 3, 2020, Britton M. Worthen entered into an amended and restated employment agreement with us to serve as Chief Legal Officer, which was amended on August 15, 2022. Mr. Worthen’s current annual base salary is $450,000. Mr. Worthen has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Worthen is eligible to receive an annual time-vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $3,000,000, 50% of which will be subject to his continued employment during a three year cliff vesting schedule, and the other 50% will be issued as a PSU that can be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Worthen’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Worthen’s delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year noncompete and non-solicitation covenants and a non-disparagement covenant, Mr. Worthen will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Worthen’s PSUs (and the post-termination exercise period for unexercised stock options, if any,

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will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Worthen’s PSUs will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Employment Agreement with Michael Lohscheller

On February 2, 2022, Michael Lohscheller entered into an employment agreement with us to serve as President of Nikola Motor division, which agreement was amended on August 15, 2022. Mr. Lohscheller’s annual base salary was $450,000, and he had declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Lohscheller was eligible to receive an annual time vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $5,050,000, 50% of which was subject to continued employment during a three year cliff vesting schedule, and the other 50% was to be issued as a PSU that could be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Lohscheller’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement), and subject to Mr. Lohscheller’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year noncompete and non-solicitation covenants and a non-disparagement covenant, Mr. Lohscheller was entitled to receive: (1) a lump sum cash payment in an amount equal to $2,600,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Lohscheller’s PSUs (and the post termination exercise period for unexercised stock options, if any, was to be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Lohscheller’s PSUs were to vest in an amount based upon the achievement of the milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Employment Agreement with Kim J. Brady

On June 3, 2020, Kim J. Brady entered into an amended and restated employment agreement with us to serve as Chief Financial Officer, which was amended on August 15, 2022. Mr. Brady’s annual base salary was $450,000, and he had declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Brady was eligible to receive an annual time vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $3,200,000, 50% of which was subject to his continued employment during a three-year cliff vesting schedule, and the other 50% was to be issued as a PSU that could be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Brady’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Brady’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two-year noncompete and non-solicitation covenants and a non-disparagement covenant, Mr. Brady was entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Brady’s PSUs (and the post termination exercise period for unexercised stock options, if any, was to be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Brady’s PSUs were to vest in an amount based upon the achievement of the performance-based milestones prior to his termination date, pro-rated for the length of his employment during the performance period. In connection with Mr. Brady’s retirement, he was eligible to receive the foregoing severance benefits.

Employment Agreement with Anastasiya Pasterick

On March 15, 2023, Ms. Pasterick entered into an employment agreement with us to serve as Chief Financial Officer. Ms. Pasterick's annual base salary was $450,000. Ms. Pasterick had declined to participate in any annual cash bonus program, without regard to her eligibility for any such program. Subject to board approval, Ms. Pasterick was eligible to receive 500,000 PSUs.

In the event of a termination of Ms. Pasterick's employment by the Company without “Cause” or her resignation for “Good Reason” (each as defined in the employment agreement) and subject to Ms. Pasterick's delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year noncompete and non-solicitation covenants and a non-disparagement covenants, Ms. Pasterick was entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based

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EXECUTIVE COMPENSATION

awards, other than Ms. Pasterick's PSUs (and the post termination exercise period for unexercised stock options, if any, was to be extended to three years following her termination date); and (4) following certification by the board of directors, Ms. Pasterick's PSUs were to vest in an amount based upon the achievement of the performance-based milestones prior to her termination date, pro-rated for the length of her employment during the performance period.

Employment Agreement with Carey Mendes

On August 30, 2022, Carey Mendes entered into an amended and restated employment agreement with us to serve as President of Nikola’s Energy division. Mr. Mendes’s annual base salary was $450,000, and he had declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Mendes was eligible to receive an annual time vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $2,555,000, 50% of which was subject to his continued employment during a three year cliff vesting schedule, and the other 50% was to be issued as a PSU that could be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Mendes’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Mendes’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year noncompete and non-solicitation covenants and a non-disparagement covenant, Mr. Mendes was entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Mendes’s PSUs (and the post termination exercise period for unexercised stock options, if any, was to be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Mendes’s PSUs were to vest in an amount based upon the achievement of the performance-based milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Employment Agreement with Joseph S. Cappello

On September 15, 2023, Mr. Cappello entered into an employment agreement with us to serve as President of Energy. Mr. Cappello's annual base salary was $600,000. Mr. Cappello had declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Cappello was eligible to receive 200,000 RSUs, and 500,000 PSUs that could be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Cappello's employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Cappello's delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year noncompete and non-solicitation covenants and a non-disparagement covenants, Mr. Cappello was entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Cappello's PSUs (and the post termination exercise period for unexercised stock options, if any, was to be extended to three years following her termination date); and (4) following certification by the board of directors, Mr. Cappello's PSUs were to vest in an amount based upon the achievement of the performance-based milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

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EXECUTIVE COMPENSATION

Pay Versus Performance

The following table shows the total compensation for our named executive officers for each of the last three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our Chief Executive Officer and, on an average basis, our other named executive officers (in each case, as determined under SEC rules), our total stockholder return (“TSR”), the TSR of the Nasdaq Clean Edge Green Energy Index over the same period, and our net income.

Year	Summary Compensation Table Total CEO (M.Lohscheller)(1)	Summary Compensation Table Total CEO (S.Girsky)(1)	Compensation Actually Paid to CEO (M. Lohscheller)(2)	Compensation Actually Paid to CEO (S.Girsky)(2)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($000)(4)
							Total Stockholder Return(3)	Peer Group Total Stockholder Return(3)
2023	2,005,370	8,195,135	(226,004)	2,231,926	1,390,039	372,321	39	92	(966,282)
2022	9,438,959	—	2,754,048	—	2,694,939	(6,701,221)	21	67	(784,238)
2021	—	—	—	—	2,641,213	(8,685,872)	61	96	(690,438)

(1)	Amounts represent compensation actually paid to our CEO(s) and the average compensation actually paid to our remaining named executive officers for the relevant fiscal year, as determined under SEC rules and described below, which includes the following individuals for each fiscal year:

Year	CEO	Non-CEO Named Executive Officers
2023	Michael Lohscheller, Stephen J. Girsky	Kim J. Brady, Stasy Pasterick, Mary S. Chan, Carey Mendes, Joseph S. Cappello, Britton M. Worthen
2022	Mark A. Russell, Michael Lohscheller	Kim J. Brady, Pablo M. Koziner, Carey Mendes, Joseph R. Pike, Britton M. Worthen
2021	Mark A. Russell	Kim J. Brady, Pablo M. Koziner, Joseph R. Pike, Britton M. Worthen

(2)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable named executive officer as realized income, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. The following table details these adjustments. The Company offers neither a defined benefit pension plan nor dividends, so no adjustment for those items are included in the table below.

Year	Executive(s)	Summary Compensation Table Total	(-) Equity Awards in SCT	(+) Value of Awards Granted in Current Year and Unvested at Year End	(+) Change in Value for Prior Grants Unvested at Year End	(+) Value as of Vesting Date for Awards Granted in Year	(+) Change in Value for Prior Grants Vested in Year	(-) Value of Forfeited Awards as of End of Prior Year	(+) Dividends, Equivalents, or Other Earnings	Compensation Actually Paid
2023	CEO 1 (M. Lohscheller)	2,005,370	1,370,000	—	—	—	(278,187)	583,188	—	(226,004)
	CEO 2 (S. Girsky)	8,195,135	7,777,250	1,814,042	—	—	—	—	—	2,231,926
	Other NEOs	1,390,039	893,667	449,083	(123,967)	193	(334,956)	114,404	—	372,321
2022	CEO 1 (M. Russell)	5,032,960	5,032,960	—	—	—	(12,145,396)	14,426,999	—	(26,572,396)
	CEO 2 (M. Lohscheller)	9,438,959	9,248,781	1,874,896	—	688,974	—	—	—	2,754,048
	Other NEOs	2,694,939	2,433,400	550,787	(3,089,106)	203,633	(472,057)	4,156,016	—	(6,701,221)
2021	CEO	5,609,642	5,609,641	4,704,091	(25,088,516)	—	—	—	—	(20,384,423)

	Other NEOs	2,641,213	2,641,212	2,214,848	(10,852,033)	—	(48,688)	—	—	(8,685,872)

								—

(3)	TSR is determined based on the end of year value of $100 invested on the first day of each respective year for Nikola and the Nasdaq Clean Edge Green Energy Index.

(4)	The amounts in this column represent the Company’s disclosed net income (loss) for each reported year. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company has granted to its named executive officers PSUs that are eligible to vest based on the Company’s TSR relative to the Nasdaq Clean Edge Green Energy. As of 2023, we do not use any other financial performance measure to link compensation actually paid to the PEO and our other named executive officers to the Company’s performance.

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EXECUTIVE COMPENSATION

The following graphical depictions demonstrate the relationship between the compensation actually paid to our named executive officers versus our TSR, the compensation actually paid to our named executive officers versus our Net Income, and our TSR versus the TSR of the Nasdaq Clean Edge Green Energy Index, for the periods covered in the Pay Versus Performance table.

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EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2023.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	43,582,494	$1.37	25,905,617
Equity compensation plans not approved by security holders	—	—	64,351
Total	43,582,494(1)	$1.37	25,969,968(2)
(1)	Consists of 15,041,373 shares issuable upon exercise of options outstanding under Legacy Nikola’s 2017 Stock Option Plan, 25,541,121 shares issuable upon vesting of outstanding RSUs under our 2020 Plan, and 3,000,000 shares issuable upon vesting and settlement of performance-based RSUs outstanding under our 2020 Plan. There are no options outstanding under our 2020 Plan. The weighted average exercise price in column (b) does not take into account the RSUs or market-based RSUs that have no exercise price.

(2)	Consists of 21,905,617 shares available for future issuance under our 2020 Plan, 64,351 shares available for future issuance under plans assumed in connection with an acquisition and 4,000,000 shares available for future issuance under the 2020 ESPP as of December 31, 2023.

The table above does not include options granted or issuable pursuant to the Founder Stock Option Plan.

Pay Ratio

Presented below is the ratio of annual total compensation of our Chief Executive Officer (“CEO”) to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Neither the compensation committee nor management of the Company used the following pay ratio measure when making compensation decisions.

As determined in accordance with SEC rules, the fiscal 2023 annual total compensation for our Chief Executive Officer was $8,793,599. This total differs from that reported in the Summary Compensation Table due to the annualization of Mr. Girsky’s salary as a new hire and the exclusion of the $20,000 relocation payment. The total compensation of our median employee was $137,272. The ratio of these two figures is 64 to 1.

As permitted by SEC rules, our methodology to identify our median employee was to use the sum of full-year cash compensation and the fair value of stock awards granted during 2023 for each employee as of December 31, 2023. For these purposes, cash compensation was defined as actual gross wages and overtime for overtime eligible employees and was annualized for regular full-time and part-time employees hired during 2023.

We selected the median employee from among our population of 869 employees as of December 31, 2023, which was inclusive of full-time, part-time, and temporary, U.S. based employees. As permitted by SEC rules, we excluded two non-U.S. based employees in Canada under the 5% de minimis exception when making this determination. Except for these employees, we did not exclude any other employees pursuant to any other permitted exclusion.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of [      ], 2024, the Record Date, by: (1) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each named executive officer as of December 31, 2023, (3) each director and (4) all current executive officers and directors as a group.

The beneficial ownership percentages set forth in the table below are based on [      ] shares of common stock outstanding as of [      ], 2024. In addition, shares issuable pursuant to options that may be acquired, or RSUs that vest, in each case, within 60 days of [      ], 2024 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other person.

Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
5% Stockholders:
Norges Bank(1)	107,033,812	[ ]
The Vanguard Group(2)	77,145,785	[ ]
Named Executive Officers and Directors:
Stephen J. Girsky(3)	2,265,005	*
Mary S. Chan(4)	546,230	*
Britton M. Worthen(5)	647,449	*
Michael Lohscheller	780,199	*
Kim J. Brady(6)	937,420	*
Anastasiya Pasterick	167,777	*
Carey Mendes	345,874	*
Joseph S. Cappello(7)	200,000	*
Michael L. Mansuetti(8)	158,597	*
Jonathan M. Pertchik(9)	46,600	*
Mary L. Petrovich(10)	154,034	*
Steven M. Shindler(11)	572,680	*
Bruce L. Smith(12)	143,921	*
Carla M. Tully(13)	—	—
John C. Vesco(14)	75,350	*
Andrew M. Vesey(15)	122,541	*
All current executive officers and directors as a group (14 persons)(16)	5,457,097	*
*	Represents beneficial ownership of less than 1%.

(1)	Based on Amendment No. 2 to Schedule 13G filed on January 26, 2024, by Norges Bank. Norges Bank has sole voting and dispositive power over the shares. The business address of this stockholder is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(2)	Based on Amendment No. 1 to Schedule 13G filed on February 13, 2024, by the Vanguard Group (“Vanguard Group”). Vanguard Group has shared voting power over 412,773 shares, sole dispositive power over 75,782,905 shares and shared dispositive power over 1,362,880 shares. Vanguard Group is an investment adviser. The business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Includes [ ] shares underlying warrants to purchase common stock and [ ] RSUs that vest within 60 days of [ ], 2024.

(4)	Includes [ ] shares underlying warrants to purchase common stock and RSUs that vest within 60 days of [ ], 2024.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(5)	Consists of options to purchase [ ] shares of common stock that are exercisable within 60 days of [ ], 2024 and options to purchase [ ] shares of common stock pursuant to the Founder Stock Option Plan.

(6)	Includes [ ] RSUs that vest within 60 days of [ ], 2024 in connection with Mr. Brady’s retirement and options to purchase [ ] shares of common stock that are exercisable within 60 days of [ ], 2024.

(7)	Includes [ ] RSUs that vest within 60 days of [ ], 2024.

(8)	Includes [ ] RSUs that vest within 60 days of [ ], 2024.

(9)	Includes [ ] RSUs that vest within 60 days of [ ], 2024.

(10)	Includes [ ] RSUs that vest within 60 days of [ ], 2024.

(11)	Includes [ ] shares underlying warrants to purchase common stock and [ ] RSUs that vest within 60 days of [ ], 2024.

(12)	Includes [ ] RSUs that vest within 60 days of [ ], 2024.

(13)	Includes [ ] RSUs that vest within 60 days of [ ], 2024.

(14)	Includes [ ] RSUs that vest within 60 days of [ ], 2024.

(15)	Includes [ ] RSUs that vest within 60 days of [ ], 2024.

(16)	Consists of 5,457,097 shares of common stock owned, directly or indirectly, by our current executive officers and directors, [ ] shares underlying warrants to purchase common stock, options to purchase [ ] shares of common stock that are exercisable within 60 days of [ ], 2024 and, [ ] RSUs that vest within, 60 days of [ ], 2024.

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REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.nikolamotor.com. All members of the audit committee meet the independence standards established by Nasdaq.

In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023. The audit committee has also discussed with the Company's independent registered public accounting firm for the year ended December 31, 2023, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended.

Audit Committee
Steven Shindler, Chair
Michael L. Mansuetti
Bruce L. Smith

NIKOLA CORPORATION | 58

PROPOSAL 2—APPROVAL OF (a) REVERSE STOCK SPLIT AND (b) AUTHORIZED SHARE REDUCTION

Proposed AmendmentS

Our board of directors has adopted and recommends that stockholders approve certain amendments (the "Amendments") to the Company’s Restated Certificate to (a) effect a reverse stock split of our common stock by combining issued shares of common stock into a lesser number of issued shares of common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-30 shares, which ratio will be selected by the our board of directors and set forth in a public announcement (the “Reverse Stock Split”) and (b) contemporaneously with the Reverse Stock Split, reduce the number of authorized shares of our common stock from 1,600,000,000 to 1,000,000,000 (the " Authorized Share Reduction"). If both Amendments are approved by stockholders, the Reverse Stock Split and the contemporaneous Authorized Share Reduction may be effected at any time prior to [      ], 2025. The board of directors may alternatively elect in its sole discretion to abandon such proposed Amendments and not effect the Reverse Stock Split and the Authorized Share Reduction authorized by stockholders. Upon the effectiveness of the Amendments effecting the Reverse Stock Split and the Authorized Share Reduction Proposal, (i) the issued shares of our common stock will be combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our board of directors and (ii) contemporaneously, the authorized shares of our common stock will be reduced from 1,600,000,000 to 1,000,000,000. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act.

Approval of the Authorized Share Reduction Proposal is conditioned on the approval of the Reverse Stock Split Proposal. Accordingly, if the Reverse Stock Split Proposal is not approved by our stockholders at the Annual Meeting, there will be no Authorized Share Reduction and the authorized number of shares of our common stock would remain unchanged. In contrast, approval of the Reverse Stock Split Proposal is not conditioned on the approval of the Authorized Share Reduction Proposal.

The form of the proposed certificate of amendment to the Company’s Restated Certificate to effect the Reverse Stock Split and the Authorized Share Reduction is attached hereto as Exhibit B (the "Certificate of Amendment"). The Certificate of Amendment that will be filed to effect the Reverse Stock Split and the Authorized Share Reduction will include the Reverse Stock Split ratio fixed by our board of directors, within the range approved by our stockholders. If each of the Charter Amendment Proposals is approved by our stockholders and our board of directors elects to effect the Reverse Stock Split and the Authorized Share Reduction, the Certificate of Amendment may be filed with the Secretary of State of the State of Delaware at any time prior to [      ], 2025, and the Reverse Stock Split and the Authorized Share Reduction will become effective upon such filing or on the effective date and time specified in the Certificate of Amendment (the "Effective Time").

If each of the Charter Amendment Proposals is approved by our stockholders, the board of directors would have the sole discretion to effect the Reverse Stock Split and the Authorized Share Reduction at any time prior to [      ], 2025, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-10 and not more than 1-for-30. We believe that enabling our board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to the Company and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

authorized share reduction

Delaware law does not require a reduction in the total number of authorized shares of our common stock contemporaneously with the implementation of the Reverse Stock Split. However, if the Reverse Stock Split Proposal is approved by our stockholders at the Annual Meeting and implemented by our board of directors, in its discretion, the authorized number of shares of our common stock will also be reduced from 1,600,000,000 to 1,000,000,000. Our board of directors believes that after the Authorized Share Reduction, the number of shares of our common stock available for future issuance would provide us with flexibility to issue shares of common stock to continue to finance our business and for future corporate needs, including possible future financings, joint ventures and acquisitions, as well as under our equity incentive plans and for other general corporate purposes.

reverse stock split

The primary purpose for effecting the Reverse Stock Split is to increase the per share trading price of our common stock so as to:

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PROPOSAL 2—APPROVAL OF (a) REVERSE STOCK SPLIT AND (b) AUTHORIZED SHARE REDUCTION

●	maintain the listing of our common stock on the Nasdaq Global Select Market and avoid a delisting of our common stock from Nasdaq in the future on the basis of the Minimum Bid Price Requirement (as defined below); and

●	broaden the pool of investors that may be interested in investing in the Company by attracting new investors who are prohibited from or prefer not to invest in shares that trade at lower share prices.

In evaluating the Reverse Stock Split, the board of directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many stockholders, investors, analysts and other stock market participants, the reduced number of shares of common stock potentially adversely affecting the liquidity of our common stock, and a decrease in our market capitalization following implementation of a reverse stock split based on the experience of other companies that have effective reverse stock splits, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending approval of the Reverse Stock Split, the board of directors determined that these potential negative factors were significantly outweighed by the potential benefits.

CRITERIA TO BE USED FOR DECISION TO APPLY THE REVERSE STOCK SPLIT

If the stockholders approve the Reverse Stock Split, the board of directors will be authorized to proceed with the Reverse Stock Split, or they may determine not to effect a Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-10 to 1-for-30 range, would be determined by the board of directors and set forth in a public announcement. In determining whether to proceed with the Reverse Stock Split and setting the ratio for the Reverse Stock Split, our board of directors expects to consider, among other things, factors such as:

●	Nasdaq’s minimum price per share requirements;

●	the historical trading prices and trading volume of our common stock;

●	the expected stability of the per share price of our common stock following the Reverse Stock Split;

●	the number of shares of our common stock that would be outstanding following the Reverse Stock Split;

●	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

●	our market capitalization before and after the Reverse Stock Split;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

We believe that granting our board of directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions.

REASONS FOR THE REVERSE STOCK SPLIT

The board of directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on Nasdaq under the symbol “NKLA.” The board of directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company's and our stockholders’ best interests.

On May 24, 2023, we received written notice from Nasdaq notifying us that we are not in compliance with the minimum bid price requirements set forth in Nasdaq listing rule 5450(a)(1) for continued listing on Nasdaq (the “Minimum Bid Price Requirement”). Nasdaq listing rule 5450(a)(1) requires listed securities maintain a minimum closing bid price of $1.00 per share, and Nasdaq listing rule 5810(c)(3)(A) provides that a failure to meet the minimum closing bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to the date of the written notice, the Company did not meet the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to November 20, 2023. On June 29, 2023, we received notification Nasdaq that we had regained compliance with the Minimum Bid Price Requirement and, as a result, the matter of the Company’s noncompliance with the Minimum Bid Price Requirement had been closed.

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PROPOSAL 2—APPROVAL OF (a) REVERSE STOCK SPLIT AND (b) AUTHORIZED SHARE REDUCTION

On January 19, 2024, we received a subsequent notice from Nasdaq that based upon the closing bid price of our shares of common stock for the last 30 consecutive business days leading up to the date of the letter, we did not meet the Minimum Bid Price Requirement. In accordance with Nasdaq listing rule 5810(c)(3)(A), we have been provided with a period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. We may regain compliance with the Minimum Bid Price Requirement if the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days at any time prior to July 17, 2024.

Since the date of the second notice letter from Nasdaq, shares of our common stock have failed to maintain a minimum closing bid price of $1.00 per share. While we have yet to receive any subsequent communications from Nasdaq, the failure of shares of our common stock to meet the Minimum Bid Price Requirement may lead to our common stock being delisted from Nasdaq.

In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated and our common stock may then trade on the OTC Bulletin Board or other small trading markets. As a result, investors would likely find it more difficult to trade, or to obtain accurate price quotations for, our common stock. Delisting would likely also reduce the visibility, liquidity and value of our common stock, including as a result of reduced institutional investor interest in the Company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of customers, suppliers, potential industry partners, lenders and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

In addition, delisting would constitute a fundamental change under the indentures that govern our outstanding debt, which could result in us being required to make an offer to repurchase such notes at 100% of the principal amount plus accrued and unpaid interest. If we are required to make repurchase offers for such notes, we may not have sufficient funds to repurchase such notes that are validly tendered in connection therewith. Our failure to repurchase any of our convertible notes that are validly tendered in connection with such repurchase offer in accordance with the indenture that governs such notes would constitute an event of default under such indenture and could result in the acceleration of the notes (including the notes not so tendered) governed thereby. If such notes are so accelerated, we would be obligated to repay the aggregate principal amount thereof, plus accrued and unpaid interest, plus, in the case of our 8.25% green convertible senior notes due 2026, a coupon make-whole premium in respect of the interest that would accrue thereon to the maturity thereof discounted as provided in the indenture that governs such notes. An event of default under any such indenture or the occurrence of the fundamental change itself could also lead to an event of default under agreements governing our other existing or future indebtedness. If any of these notes or any such other existing or future indebtedness were to be accelerated, we may not have sufficient funds to repurchase any such notes that are not accelerated or repay such notes or such other indebtedness that are accelerated.

In addition, the board of directors believes that an expected increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors. In particular, because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. The board of directors believes that the higher share price that may result from the Reverse Stock Split could enable brokerage firms and institutional investors with such policies and practices to invest in our common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not result in a long-term increase in the market price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions, our business and other factors detailed from time to time in the reports we file with the SEC.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our issued common stock in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock, or that the trading price of our common stock will remain above the Minimum Bid Price Requirement. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company

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PROPOSAL 2—APPROVAL OF (a) REVERSE STOCK SPLIT AND (b) AUTHORIZED SHARE REDUCTION

(subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or that such share price will satisfy the investing guidelines of institutional investors.

If the Amendments are approved and effected, the total number of authorized shares of common stock will not be reduced in accordance with the Reverse Stock Split ratio, but rather, contemporaneously with the Reverse Stock Split, the number of authorized shares of our common stock will be reduced from 1,600,000,000 to 1,000,000,000. For example, if our board of directors elects to effect a Reverse Stock Split at a ratio of 1-for-10 following stockholder approval of the Reverse Stock Split Proposal at the Annual Meeting, [      ] shares of common stock outstanding will be reduced to approximately [      ] shares following the Reverse Stock Split, and the number of authorized shares of our common stock will be 1,000,000,000. Any additional common stock authorized as a result of the Reverse Stock Split will be available for issuance by the board of directors for raising additional capital, conversion of our debt into equity, acquisitions, stock dividends or other corporate purposes, and any such issuances may be dilutive to current stockholders.

While the board of directors has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements for the continued listing of our common stock on Nasdaq, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

EFFECT OF THE REVERSE STOCK SPLIT

If the Reverse Stock Split is approved by our stockholders and the board of directors elects to effect the Reverse Stock Split, the number of issued shares of common stock will be reduced in proportion to the ratio of the split chosen by the board of directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans. Further, we would adjust the conversion price of our outstanding convertible debt in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.

The Reverse Stock Split would be effected simultaneously for all issued shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares, which fractional shares will be cashed out. As a result of the Reverse Stock Split, there will be a reduction of the number of shares of our issued common stock, resulting in an increase in the number of shares of common stock authorized and available for issuance, relative to the number of issued and outstanding shares of our common stock. The amount of this increase would be limited due to the contemporaneous reduction in the number of authorized shares of common stock from 1,600,000,000 to 1,000,000,000.

The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect. Voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.

Assuming Reverse Stock Split ratios of 1-for-10 and 1-for-30, which reflect the low end, middle end and high end of the range that our stockholders are being asked to approve, the following table sets forth the number of shares of our common stock that would be issued and outstanding, the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, warrants and PSUs and RSUs, and the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on shares outstanding as of March 29, 2024:

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PROPOSAL 2—APPROVAL OF (a) REVERSE STOCK SPLIT AND (b) AUTHORIZED SHARE REDUCTION

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-30
Number of Shares of Common Stock Issued and Outstanding	1,342,842,964	134,284,296	67,142,148	44,761,432

Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, Warrants and PSUs and RSUs	39,622,352	3,962,235	1,981,117	1,320,745

Weighted-Average Exercise Price of Outstanding Options and Warrants	$4.41	$44.09	$88.17	$132.26

If the Reverse Stock Split is effected, we intend to treat the shares of common stock held by beneficial owners in "street name" through a broker, bank or other nominee in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a broker, bank or other nominee and have any questions in this regard, you are encouraged to contact your broker, bank or other nominee.

If our board of directors does not implement the Reverse Stock Split prior to [      ], 2025, the authority granted in this proposal to implement the Reverse Stock Split would terminate.

INTERESTED PARTIES

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposal, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities convertible into or exercisable for our common stock.

USES OF AUTHORIZED SHARES OF COMMON STOCK

We are currently authorized under our Restated Certificate to issue up to a total of 1,750,000,000 shares of capital stock, comprised of 1,600,000,000 shares of common stock and 150,000,000 shares of preferred stock. If the Amendments are approved and effected, the number of authorized shares of our common stock will be reduced from 1,600,000,000 to 1,000,000,000. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock authorized and available for issuance, relative to the number of issued and outstanding shares of our common stock. The board of directors believes that reducing the number of authorized shares of common stock from 1,600,000,000 to 1,000,000,000 contemporaneously with effecting the Reverse Stock Split is in the Company's and our stockholders’ best interests as it would provide us with flexibility to issue shares of common stock to continue to finance our business and for future corporate needs, including possible future financings, joint ventures and acquisitions, as well as under our equity incentive plans and for other general corporate purposes. The Company is, at all times, exploring potential sources of additional financing which our board of directors believes will be in the best interests of the Company and its stockholders. The Reverse Stock Split will also allow us to reserve shares of common stock under our equity incentive plans, including shares we are seeking to increase under our 2020 Plan pursuant to Proposal 3.

As of the date of this Proxy Statement, we do not currently have any plans, understandings, arrangements, commitments or agreements, for the issuance of the shares of common stock that would become available for issuance if the Reverse Stock Split is effected. However, we view the issuance of common stock as our principal source of operating capital until such time as we generate positive cash flow from operations to support our business.

PROCEDURE FOR EFFECTING THE AMENDMENTS

If the Amendments are approved by our stockholders and our board of directors elects to effect the Reverse Stock Split and Authorized Share Reduction, the Reverse Stock Split and Authorized Share Reduction would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware or on the effective date and time specified in the Certificate of Amendment. The exact timing of the filing of the Certificate of Amendment and the effectiveness of the Reverse Stock Split and Authorized Share Reduction will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the Reverse Stock Split and Authorized Share

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PROPOSAL 2—APPROVAL OF (a) REVERSE STOCK SPLIT AND (b) AUTHORIZED SHARE REDUCTION

Reduction will not occur after [      ], 2025. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Amendments (and therefore the Reverse Stock Split) if, at any time prior to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in the best interest of the Company our stockholders to proceed.

Beginning at the effective time of the Reverse Stock Split, your pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates and handling cash payments in lieu of fractional shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities.

Holders of common stock may hold some or all of their common stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares.

Holders of common stock that have certificated shares may be asked to surrender to the exchange agent certificate(s) representing pre-split shares in exchange for certificate(s) representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS WHO HOLD CERTIFICATES SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled (and with respect to holders that have certificated shares, upon surrender to the exchange agent of certificates representing such shares) to a cash payment in lieu thereof. As the board of directors, in its discretion, may determine, the cash amount payable would be equal to either:

● a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on Nasdaq on the date immediately preceding the Effective Time of the Reverse Stock Split; or

● such stockholder’s proportionate interest in the proceeds, net of certain costs associated with such sale, from the aggregation and sale of the fractional shares by our transfer agent.

Regardless of the fractional shares option implemented by the board of directors, if at all, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received. While we do not currently intend to aggregate and sell fractional shares that arise as a result of the Reverse Stock Split, if the board of directors, in its discretion, determines to do so, the transfer agent will aggregate such fractional shares into whole shares and sell the whole shares in the open market at prevailing trading prices. The transfer agent will then distribute the cash proceeds of the sale pro rata to the stockholders otherwise entitled to receive a fractional share. The transfer agent will, in its discretion and without any influence by the Company, determine when, how, through which broker-dealers and at what price to sell any aggregated fractional shares.

The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive cash payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to holders of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S.

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PROPOSAL 2—APPROVAL OF (a) REVERSE STOCK SPLIT AND (b) AUTHORIZED SHARE REDUCTION

Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to “U.S. Holders” (as defined below) who hold their common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders of common stock that are subject to special rules, including, without limitation:

●	Financial institutions;

●	Insurance companies;

●	Real estate investment trusts;

●	Regulated investment companies;

●	Grantor trusts;

●	Tax-exempt organizations;

●	Brokers, dealers or traders in securities, commodities or currencies;

●	Stockholders deemed to sell shares of common stock under the constructive sale provisions of the Code;

●	Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

●	Stockholders who actually or constructively own 10% or more of our voting stock;

●	Stockholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	Stockholders that hold common stock in an individual retirement account, 401(k) plan or similar tax-favored account; or

●	Certain former citizens or long-term residents of the United States.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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PROPOSAL 2—APPROVAL OF (a) REVERSE STOCK SPLIT AND (b) AUTHORIZED SHARE REDUCTION

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the proposed Reverse Stock Split qualifies as a recapitalization, a U.S. Holder of our common stock generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should generally equal the aggregate adjusted tax basis of the shares of the common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of common stock). The U.S. Holder’s holding period in the shares of our common stock received should generally include the holding period in the shares of common stock surrendered. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the proposed Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the reverse stock split and long term if held for more than one year. The deductibility of capital losses by individuals and corporations is subject to limitations.

Payments of cash made in lieu of a fractional share of common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The Board of Directors Recommends a Vote “FOR” the Approval and Adoption of an Amendment to the Company’s Restated Certificate to (a) Effect a Reverse Stock Split of the Issued Shares of Common Stock at a Ratio Ranging from 1 Share-for-10 Shares up to a Ratio of 1 Share-for-30 Shares, which Ratio will be Selected by the Board of Directors and (b) Contemporaneously with the Reverse Stock Split, Reduce the Number of Authorized Shares of Common Stock from 1,600,000,000 to 1,000,000,000.

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PROPOSAL 3—AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

The board of directors recommends stockholders vote FOR the amendment to the 2020 Plan to increase the number of shares available for issuance under the 2020 Plan by 130,000,000 shares of our common stock from 50,000,000 to 180,000,000 shares (the “Plan Amendment”), which is subject to the approval of the Reverse Stock Split Proposal. The increase in the number of shares of common stock available for issuance under the 2020 Plan will be adjusted pursuant to the terms of the 2020 Plan to reflect the reverse stock split if such amendment is approved by our stockholders. For example, if our board of directors determines the Reverse Stock Split ratio to be 1-for-10 following stockholder approval of the Reverse Stock Split Proposal at the Annual Meeting, the number of shares of common stock available for issuance under the 2020 Plan will be 19,000,000, instead of 180,000,000. Long-term, equity-based compensation is a critical component of our executive compensation structure that allows us to continue to attract, motivate, and retain the critical talent necessary to deliver long-term results to our stockholders as the industry continues to evolve.

In determining the number of shares requested pursuant to the Plan Amendment, we considered several factors, such as market practices, feedback from our stockholders, the compensation we anticipate granting in the future, the types of awards that may be granted under the 2020 Plan, and the potential dilution. As of the Record Date, the closing price of our common stock on Nasdaq was $[      ] per share.

Upon approval of the Plan Amendment, the total number of shares available for issuance under the 2020 Plan will be 151,742,799 shares of our common stock, which includes 21,742,799 shares currently available for issuance thereunder. We expect the requested shares under the 2020 Plan to result in anticipated annual burn rate of less than 3.0%. We plan to seek stockholder approval of our equity plans routinely in the future to confirm stockholder support of our equity compensation programs. We intend to file with the SEC a registration statement on Form S-8 to register the increased number of shares issuable under the 2020 Plan comprising the Plan Amendment.

If the Plan Amendment is approved, we expect this additional share request would allow us to maintain our current equity compensation program without interruption until June 2026. If the Plan Amendment is not approved, the 2020 Plan will remain in effect with no change, and we will need to make other changes to our overall compensation program, including increasing cash compensation, to continue to attract, reward, recognize and retain employees.

The 2020 Plan and Plan Amendment are described in more detail below.

2020 Plan – Key Facts and Features

The 2020 Plan will allow our compensation committee to continue to approve equity awards to support our performance-based compensation programs and align the long-term interests of our executives and stockholders. We have a long-standing practice of granting equity awards not only to our executives and directors, but also to all employees.

We are seeking stockholder approval to authorize 130,000,000 shares for issuance under the 2020 Plan representing 8.9% of the common stock outstanding as of March 15, 2024 on a fully diluted basis, which may be granted in the form of stock options, restricted stock, RSUs, performance awards, or other stock-based awards.

If Proposal 2(a), the Reverse Stock Split Proposal, is not approved by our stockholders, approval by our stockholders of this Proposal 3 will have no effect.

Under the 2020 Plan, our annual burn rate is anticipated to be less than 3.0%.

All employees (approximately 1,000), including our executive officers, are eligible to receive awards under the 2020 Plan. All non-employee directors are eligible to receive awards under the 2020 Plan, subject to an annual limit of $750,000 per director for stock awards granted plus cash fees paid for service as a member of the board of directors.

The 2020 Plan contains key features that protect stockholders’ interests and align to our compensation principles and practices discussed in the Compensation Discussion and Analysis included herein:

●	No Automatic Single-Trigger Acceleration on a Change in Control – Awards that are continued or converted into similar awards of the successor company will not accelerate vesting based solely on a change in control.

●	No Tax Gross-Ups – Gross-ups are not provided to cover personal income taxes or excise taxes.

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PROPOSAL 3—AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

●	No Payment of Dividend Equivalents until Awards are Earned – Restricted stock, RSUs, performance awards, and other stock-based awards will receive dividend equivalent payments only after awards are earned and settled. Stock options and SARs are not eligible for dividend equivalents.

●	No “Evergreen” Provision – The 2020 Plan does not allow for automatic increases in the number of shares available under the plan.

●	No Repricing Without Stockholder Approval – The repricing of stock options or stock appreciation rights (“SARs”), or any other action that has the effect of reducing the exercise price of stock options SARs, including voluntary surrender and re-grant, or the exchange of underwater stock options for cash or any other security, is prohibited without stockholder approval (other than adjustments in connection with a corporate transaction or restructuring).

●	No Discounted Options or SARs – The 2020 Plan prohibits granting stock options or SARs with an exercise price less than the fair market value of our common stock on the date of grant.

●	No Liberal Share Recycling – Shares surrendered or withheld in payment for any grant, purchase, exercise price of an award or taxes related to an option or SAR, and shares repurchased in the open market using stock option proceeds will not again become available for grant.

●	Clawback/Recoupment – If the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, our board of directors (or a designated committee) may require reimbursement or forfeiture of incentive compensation. Any awards granted under the 2020 Plan are also subject to clawback and recoupment as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

●	Independent Administration – The 2020 Plan is administered by the compensation committee, which is composed entirely of “independent directors” within the meaning of Nasdaq’s independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

2020 Plan – Potential Equity Dilution and Historical Share Usage

While equity awards are an important part of our performance-based compensation programs, we are mindful of our responsibility to our stockholders to exercise judgment in granting these awards. The table below provides a summary of the outstanding awards and shares available under all the Company’s existing equity incentive plans as of March 15, 2024.

As of March 15, 2024
Stock Options Outstanding under the Plans	15,032,880
Vested and Unexercised	15,032,880
Unvested	0
Weighted Average Exercise Price of Stock Options Outstanding	1.37
Weighted Average Remaining Term of Stock Options Outstanding (Years)	4.8
Full Value Awards Outstanding under the Plans	24,552,526
Outstanding PSUs	3,600,000
Outstanding RSUs	20,952,526
Total Awards Outstanding under the Plans	39,585,406
Shares Available under the Plans	21,742,799
Shares Requested under the 2020 Plan:	130,000,000
Common Stock Outstanding as of March 15, 2024	1,338,742,907
Common Stock Outstanding as of March 15, 2024, Fully Diluted	1,458,777,510

Overhang – As of March 15, 2024, there were approximately 21.7 million shares authorized and available for issuance under the Company’s existing equity incentive plans and 39.6 million shares subject to awards outstanding under these plans, representing 4.2% of the common stock outstanding on a fully diluted basis (the “Overhang Percentage”). Approximately 38% of the Overhang Percentage is comprised of vested and unexercised stock options, each of which was granted prior to the closing of the Business Combination. The proposed reservation of 130,000,000 additional shares for issuance under the 2020 Plan would increase the Overhang Percentage to approximately 13.1%. We believe

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PROPOSAL 3—AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

this represents a reasonable amount of potential equity dilution over the next few years that will allow us to continue granting equity awards, which is a significant component of our broad-based compensation program.

Share Usage – The annual share usage under our equity incentive plans for the last three fiscal years is presented below (in thousands). Our average annual burn rate including forfeitures and canceled shares over the last three years is 1.56%.

	2023	2022	2021	3-Year Average
A: Full Value Awards Granted During Fiscal Year	30,935,930	19,318,000	10,627,000	—
PSUs Granted	5,000,000	1,613,000	—	—
RSUs Granted	25,935,930	17,705,000	10,627,000	—
B: Stock Options Granted During Fiscal Year	—	—	—	—
C: Total Awards Granted During Fiscal Year [A + B]	30,935,930	19,318,000	10,627,000	—
D: Total Awards Forfeited/Cancelled During Fiscal Year	11,170,100	15,804,841	1,012,000	—
E: Basic Weighted-Average Common Stock Outstanding	800,030,551	441,800,000	398,655,000	—
Burn Rate [C / E]	3.87%	4.37%	2.67%	3.12%
Burn Rate Including Forfeitures/Cancelled [(C - D) / E]	2.47%	0.80%	2.41%	1.56%

New Plan Benefits

Awards granted under the 2020 Plan will be determined in the compensation committee’s discretion. As of the date of this Proxy Statement, the compensation committee has not determined future awards or who might receive them. As a result, the benefits that will be awarded or paid that would be funded by the Plan Amendment are not currently determinable. However, each non-employee director is expected to receive an annual RSU grant in connection with the Annual Stockholders’ Meeting with a target value of between $200,000 to $210,000 (or $350,000 in the case of our Chairman of the board of directors).

Summary of the 2020 Plan

The following summary is qualified in its entirety by reference to the complete text of the 2020 Plan, which is attached to this Proxy Statement as Appendix A.

Key Provisions	Description

Eligible Participants	Officers, employees, non-employee directors, consultants and advisors are eligible to participate in the 2020 Plan.

Shares Subject to Plan	Upon approval of the Plan Amendment (as subject to stockholder approval of Proposal 2(a)), the total number of shares available for issuance under the 2020 Plan will be 151,742,799 shares, which includes 21,742,799 shares currently available for issuance thereunder.
Director Award Limit	The grant date fair value of all awards granted under the 2020 Plan to any non-employee director as compensation for services as a director during any twelve (12)-month period may not exceed $750,000, provided that any award granted to a director in lieu of a cash retainer will be excluded from such limit.

Plan Administration	The 2020 Plan is administered by our compensation committee, which has the authority to: designate the eligible individuals who will receive awards; determine the type, amounts and terms and conditions of awards (including vesting terms); determine amounts payable that may be deferred; interpret and administer the 2020 Plan; prescribe the form of award documentation under the 2020 Plan; establish, amend, suspend, or waive any rules and regulations under the 2020 Plan; and make any other determinations or take any other actions to administer the 2020 Plan. Subject to the limits established by our compensation committee, our compensation committee may delegate to one or more members of our compensation committee or our officers the authority to grant awards and take other actions under the 2020 Plan.

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PROPOSAL 3—AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

Award Types	Stock options, SARs, restricted stock, RSUs, performance-based awards and cash-based awards.

Stock Options and SARs	A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. SARs generally provide for payments to the recipient based upon increases in the price of our stock over the exercise price of the stock appreciation right. The exercise price of stock options and SARs may not be lower than the fair market value of the underlying shares on the date of grant. The term of any stock option or SAR will not be more than ten years from the date of grant.

Restricted Stock and RSUs	Restricted stock and RSUs provide the right to receive the value of the underlying shares, either in cash, shares, or a combination thereof.

Performance Awards	Performance awards may be denominated in cash, shares, units or a combination thereof, to be earned upon the achievement of performance conditions specified by our compensation committee.

Cash-Based Awards	A cash-based award is denominated in cash. Payment, if any, will be made in accordance with the terms of the award, and may be made in cash or in shares of common stock, as determined by the compensation committee.

Vesting Period

Vesting of awards is determined by the compensation committee.

Although subject to change at any time at the compensation committee’s sole discretion, “time-based” RSUs granted to employees generally vest over three years. “Performance-based” RSUs generally vest over three years and are settled based on actual performance relative to pre-established performance goals. RSUs issued to non-employee directors generally vest over one year.

Adjustments

In the event of a recapitalization, stock split, or similar capital transaction, the compensation committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2020 Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or SAR.

Corporate Transactions	If we are involved in a merger or other reorganization, outstanding awards will be subject to the merger or reorganization agreement.
Clawback / Recoupment

If Nikola is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, our board of directors may clawback or recoup excess bonus or incentive compensation. Nikola will also recoup incentive-based compensation from executive officers as required under the Dodd-Frank Act.

Repricings Prohibited	The 2020 Plan prohibits Nikola from repricing underwater options or SARs, including through an exchange either for cash or a new award with a lower (or no) exercise price.
Plan Amendments

The 2020 Plan may be amended by our board of directors or our compensation committee, generally subject to stockholder approval to the extent required by applicable law or applicable stock exchange rules and the consent of the affected participant if the amendment would materially adversely affect the rights of such participant under any outstanding award, and subject to certain other limitations included in the 2020 Plan.

Plan Termination

The 2020 Plan does not have a fixed termination date, but no incentive stock options may be granted under the 2020 Plan after June 3, 2030. The board of directors may terminate the 2020 Plan at any time.

The dollar value and number of awards to be granted in the future to eligible participants under the 2020 Plan are generally not currently determinable because the value and number of such awards are subject to the discretion of our compensation committee.

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PROPOSAL 3—AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

Amendments Requiring Stockholder Approval

The board of directors may terminate, amend, or suspend the 2020 Plan, provided that stockholder approval is required for any amendment that would:

●	increase the number of shares that may be issued under the 2020 Plan;

●	extend the term of the 2020 Plan;

●	change the class of persons eligible to participate in the 2020 Plan;

●	grant stock options at less than the market value;

●	reduce the price of an outstanding stock option or SAR;

●	reprice, repurchase, or exchange underwater stock options or SARs; or

●	otherwise implement any amendment required to be approved by stockholders under the Nasdaq listing rules.

Federal Income Tax Consequences for Awards

Applicable disclosure rules require us to include a brief summary of the federal income tax consequences applicable to awards that may be granted under the 2020 Plan. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Non-Qualified Stock Options – When an optionee exercises a stock option, the amount by which the fair market value of the stock underlying the stock option on the date of exercise exceeds the aggregate exercise price of the stock option is taxed as ordinary income to the optionee in the year of exercise and generally will be allowed as a deduction for federal income tax purposes to the Company in the same year. When an optionee disposes of shares acquired by the exercise of the stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a long-term or short-term capital gain to the optionee, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as a long-term or short-term capital loss, depending upon the holding period of the shares.

Incentive Stock Options – When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within the three-month (one year for disability) period after termination of service, no ordinary income (other than alternative minimum tax) will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than two years after the stock option was granted and one year after the date of exercise, the excess of the sale proceeds over the aggregate exercise price of such shares will be treated as long-term capital gain to the optionee, and the Company will not be entitled to a tax deduction under such circumstances. However, if the shares are disposed of prior to such date (a “disqualifying disposition”), any portion of the proceeds representing the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will generally be ordinary income to the optionee at the time of such disqualifying disposition and the Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income so recognized by the optionee. If an incentive stock option is exercised more than three months (one year for disability) after termination of service, the tax consequences are the same as described above for non-qualified stock options.

Restricted Stock Units – A participant generally will not be taxed upon the grant of RSUs (including PSUs), but rather will recognize ordinary income in an amount equal to the fair market value of the shares received at the time of settlement of such an award in shares or the cash payment received if the award is settled in cash. The Company generally will be entitled to a tax deduction at the same time and in the same amount.

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PROPOSAL 3—AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

Other Awards – With respect to other awards granted under the 2020 Plan, including other stock-based awards and cash incentive awards, a participant generally will recognize ordinary income equal to the payment received with respect to an award paid in cash and/or the fair market value of any shares or other property received. The Company generally will be entitled to a tax deduction at the same time and in the same amount

The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment to the Nikola Corporation 2020 Stock Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance thereunder by 130,000,000 Shares.

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PROPOSAL 4—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (the "Say on Pay Vote") as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2023 compensation of our named executive officers.

Based on the voting results at our 2021 Annual Meeting of Stockholders with respect to the frequency of stockholder advisory votes to approve the Say on Pay Vote, we have decided to include the Say on Pay Vote in our proxy materials on an annual basis.

For our 2023 annual meeting of stockholders (the “2023 Annual Meeting”), we received 237,341,096 votes “for,” 93,688,440 votes “against” and 6,253,016 abstentions for the Say on Pay Vote, of which “for” votes represented approximately 70.4% of the voting power present or represented by proxy at the 2023 Annual Meeting and entitled to vote for such proposal.

We believe approximately 78.3% of the votes “against” the Say on Pay Vote for our 2022 annual meeting of the stockholders (the "2022 Annual Meeting") and approximately 52.5% of the votes “against” the Say on Pay Vote for the 2023 Annual Meeting, were from a single stockholder, our former founder and former executive chair, Trevon Milton. Excluding the shares held by such stockholder from the aggregate voting power present or represented by proxy and entitled to vote for the Say on Pay Vote, approximately 84.4% of the shares were voted “for” the Say on Pay Vote at the 2022 Annual Meeting, and approximately 82.4% of the shares were voted "for" the Say on Pay Vote at the 2023 Annual Meeting.

Our compensation committee considered the results of the vote on the 2023 Say on Pay Vote as part of its annual executive compensation review, and noted the fact that and our founder and former executive chair controls the vast majority of shares voted against the Say on Pay Vote at the 2023 Annual Meeting. Given the history between the Company and such individual, management does not believe the shares voted against the proposal held by our founder and former executive chair accurately reflect stockholder consensus concerning the compensation of our named executive officers. Our board of directors values the opinions of our stockholders and our compensation committee will continue to consider the outcome of future Say on Pay Vote votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers. The next Say on Pay Vote will take place at the 2025 annual meeting of stockholders.

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PROPOSAL 4—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or our compensation committee of the board of directors. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors Recommends a Vote “FOR” the Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers.

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PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 13, 2024, the audit committee appointed Grant Thornton LLP (“Grant Thornton") as our independent registered public accounting firm for the year ending December 31, 2024. Ernst & Young LLP ("EY") was our independent registered public accounting firm from 2018 to March 13, 2024. As described below under the section entitled “Change in Accounting Firm,” in connection with the Company’s appointment of Grant Thornton as its independent registered public accounting firm, on March 13, 2024, the audit committee dismissed EY as the Company’s independent registered public accounting firm. Representatives of Grant Thornton are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the fees billed by EY for audit and other services rendered.

	Year ended December 31,
	2023	2022
	(In thousands)
Audit Fees(1)	$2,074,642	$1,656,540
Audit-related Fees	—	—
Tax Fees(2)	—	56,534
All Other Fees	—	—
	$2,074,642	$1,713,074
(1)	Audit fees consist of fees billed for professional services rendered for the audit of our financial statements, including, the aggregate fees billed for 2022 and 2023 for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, review of the quarterly financial information included in our Exchange Act filings and review of the financial information included in our S-1 related to our pro forma in connection with the Business Combination.

(2)	Tax fees consist of consulting work and assistance related to tax compliance.

Pre-Approval Policies and Procedures

Our audit committee established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the board of directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and our stockholders.

Change in Accounting Firm

On March 13, 2024, the audit committee approved the appointment of Grant Thornton as our independent registered public accounting firm, effective March 13, 2024. Grant Thornton replaced EY as our independent registered public accounting firm.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of their engagement on March 13, 2024, neither us, nor anyone acting on our behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and neither a written report nor oral advice was provided to us by Grant Thornton that Grant Thornton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with our appointment of Grant Thornton as the Company's independent registered public accounting firm, on March 13, 2024, the audit committee dismissed EY as our independent registered public accounting firm.

EY’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through their dismissal on March 13, 2024: (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in our internal control over financial reporting related to (x) ineffective information technology general controls ("ITGCs") in the areas of user access and change management over certain information technology systems that support the Company’s financial reporting process and (y) control deficiencies related to the precision of the Company’s review for the valuation and remeasurement of the embedded derivative liabilities of our Toggle Convertible Notes as of June 30, 2023 and September 30, 2023. The foregoing material weaknesses were discussed between the audit committee and EY, and we have authorized EY to respond fully to the inquiries of the successor accountant concerning the foregoing material weaknesses. We continue to remediate the ITGC material weakness and have remediated the material weakness for embedded derivative liabilities as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended.

We provided EY and Grant Thornton with a copy of the disclosures set forth above. EY's confirmatory letter was included as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on March 18, 2024.

The Board of Directors Recommends a Vote “FOR” the Ratification of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2024.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2023.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

To be considered for inclusion in the proxy statement for our 2025 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than [      ], 202[4]. Proposals should be sent to our Secretary at Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail – Return Receipt Requested.

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal (other than a proposal submitted for inclusion in our proxy statement pursuant to rule 14a-8) at an annual meeting of stockholders. A director nomination or stockholder proposal submitted pursuant to our Bylaws will not be eligible for presentation at an annual meeting of stockholders unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days in advance of the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. For the 2025 annual meeting of stockholders, notice must be received between [      ], 202[4] and [      ], 2025. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedures.

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OTHER MATTERS

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment. Whether or not you intend to attend the Annual Meeting, we urge you to vote by submitting your WHITE proxy card or vote by Internet or telephone.

By Order of the Board of Directors /s/ Britton M. Worthen Britton M. Worthen Chief Legal Officer and Secretary

Phoenix, Arizona

, 2024

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, in writing to our Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. We will also provide copies of exhibits to our Annual Report on Form 10-K, as amended, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of [      ], 2024, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K, as amended, and exhibits are also available at www.nikolamotor.com.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information set forth herein, the matters set forth in this Proxy Statement contain predictions, estimates and other forward-looking statements including, without limitation, statements regarding: our business plans, goals, focus and our mission; our plans to develop a hydrogen highway and operating refueling stations, including the timing thereof; our belief that ours is the first and most technically advanced Class 8 hydrogen fuel cell electric trucks available in North America; our belief that we are capitalizing on our first-move advantage and strong industry tailwinds; expected benefits of the reverse stock split; our belief that we are in the right place at the ideal time with the right strategy, products, and leadership team to transform the commercial transportation ecosystem for the better; our ability to attract top-tier talent; expected timing with respect to truck deliveries; qualifications and strengths of our board of directors, and the lack thereof by the M&M Nominees; and 2024 outlook.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to execute our business model; demand for and customer satisfaction and acceptance of our trucks and hydrogen fueling stations; assumptions regarding the market and industry in which we operate; the continued availability of government incentives and grants and our ability to meet the requirements for government incentives and grants; our ability to deliver trucks to meet orders; the effect of competition on our business; the outcome of legal, regulatory and judicial proceedings to which we are, or may become a party; our ability to raise capital and the terms thereof; our stock price and general stock market volatility; changes in applicable laws or regulations; the impact of inflation; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, as amended. We disclaim any intent or obligation to update these forward-looking statements.

NIKOLA CORPORATION | 79

Exhibit A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Nikola, its directors, director nominees, certain of its officers, and other members of management and employees (as set forth below) are or may be deemed to be “participants” in the solicitation of proxies in connection with the Annual Meeting. We estimate that approximately [ ] of our employees will assist in the proxy solicitation. Exhibit A sets forth information relating to certain of Nikola's directors, director nominees and certain executive officers and employees who are considered “participants” in Nikola's solicitation under the rules of the SEC by reason of their position as directors of Nikola or because they may be soliciting proxies on Nikola's behalf (collectively, the “Participants”).

Information about our executive officers and directors, including compensation, is set forth in the sections entitled “Election of Directors—Director Nominees,” “Executive Compensation,” including “Executive Compensation—Compensation Discussion and Analysis,” and “Director Compensation” of this Proxy Statement.

PARTICIPANTS

The principal occupations of our directors and director nominees are described in the section captioned “Election of Directors—Director Nominees.” The names of our directors and director nominees are set forth below. The names and principal occupations, which refer to such person's position with the Company, of our executive officers and employees who are considered Participants are set forth below. The business address for the Participants is 4141 E Broadway Road, Phoenix, Arizona 85040.

Directors and Nikola Director Nominees	Certain Officers and Other Employees*^
Steven M. Shindler (Chair)	Thomas B. Okray (Chief Financial Officer)
Stephen J. Girsky	Mary S. Chan (Chief Operating Officer)
Michael L. Mansuetti	Dirk Ole Hoefelmann (President of Energy)
Jonathan M. Pertchik	Joseph R. Pike (Chief Human Resources Officer)
Mary L. Petrovich	Britton M. Worthen (Chief Legal Officer and Secretary)
Bruce L. Smith	Soei Shin (Head of Investor Relations)#
Carla M. Tully
John C. Vesco
Andrew M. Vesey

^Excludes Stephen J. Girsky, the Company’s President and Chief Executive Officer, who is listed under “Directors and Director Nominees.”

#Not a Section 16 Officer.

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

As of [     ], 2024, each of the Participants set forth above beneficially owned less than 1% of the Company’s common stock. Information about the ownership of the Company’s common stock by our executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement. The following table sets forth the number shares of common stock of Nikola held as of [     ], 2024 by the additional employees of Nikola who are deemed Participants in our solicitation of proxies. The Company is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially, except as described in this proxy statement.

Name	Amount and Nature of Beneficial Ownership
Thomas B. Okray	—
Dirk Ole Hoefelmann	294,900 - Direct
Joseph R. Pike	429,790 - Direct
Soei Shin	3606.056 - Direct

NIKOLA CORPORATION | A-1

INFORMATION REGARDING TRANSACTIONS OF THE COMPANY'S SECURITIES BY PARTICIPANTS - LAST TWO YEARS

The following table sets forth information regarding purchases and sales of Nikola's securities by each Participant from April 1, 2022 to April 19, 2024. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	*Transaction Code
Steven M. Shindler	8/3/2023 4/24/2023 12/30/2022 4/28/2022	75,000 110,000 30,000 23,840		A A D A	A A G A
Stephen J. Girsky	8/3/2023 4/24/2023 4/28/2022	550,000 175,000 39,730		A A A	A A A
Michael L. Mansuetti	4/24/2023 4/28/2022	100,000 22,710		A A	A
Jonathan M. Pertchik	12/14/2023	46,600		A	A
Mary L. Petrovich	4/24/2023 4/28/2022	110,000 23,840		A A	A A
Bruce L. Smith	4/24/2023 4/28/2022	100,000 22,710		A A	A A
John C. Vesco	10/26/2023	75,350		A	A
Andrew M. Vesey	4/24/2023 10/27/2022	100,000 22,541		A A	A A
Mary S. Chan^	3/5/2024 10/26/2023	24,627 300,000		D A	S A
Dirk Ole Hoefelmann^	3/05/2024	5,100		D	S
Joseph R. Pike	3/5/2024 8/10/2023 4/28/2022	75,162 80,937 227,020		D D A	S S A
Britton M. Worthen	3/5/2024 8/10/2023 4/28/2022	109,980 121,404 340,530		D D A	S S A
Soei Shin	9/6/2023 9/6/2023 8/30/2023 8/30/2023 8/4/2023 8/4/2023 8/4/2023 6/21/2022 5/12/2022	2900 100 0.552 55 1 446 0.504 28 75		A A A A A A A A A	A A A A A A A A A

*Transaction Codes:

A: Grant, award, or other acquisition of securities from the Company

G: Bona fide gift

S: Open market or private sale of securities

^ Does not include shares reported on Form 3.

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Except as described in the proxy statement or this Exhibit A, to Nikola's knowledge: none of the Participants or their associates (i) during the past ten (10) years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of Nikola; or (iii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than as set forth in this Exhibit A or the Proxy Statement, neither Nikola nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Exhibit A or the Proxy Statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person

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with respect to any future employment by Nikola or its affiliates or with respect to any future transactions to which Nikola or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Nikola's last fiscal year or any currently proposed transactions, to which Nikola or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

NIKOLA CORPORATION | A-3

Exhibit B

CERTIFICATE OF AMENDMENT OF

THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

NIKOLA CORPORATION

Nikola Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 23, 2018 under the name VectoIQ Acquisition Corp.

2. This amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. Subsection A of ARTICLE IV of the Second Amended and Restated Certificate of Incorporation of the Corporation as presently in effect is amended and restated to read in its entirety as follows:

Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is one billion one hundred fifty million (1,150,000,000), of which one billion (1,000,000,000) shares shall be Common Stock, $0.0001 par value per share (“Common Stock”), and of which one hundred fifty million (150,000,000) shares shall be Preferred Stock, $0.0001 par value per share (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

Upon the effectiveness of the certificate of amendment first inserting this paragraph (the “Effective Time”), each ten (10) to thirty (30) shares of Common Stock issued as of immediately prior to the Effective Time shall be automatically combined into (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, the exact ratio within the ten (10) to thirty (30) hundred range to be determined by the Board of Directors

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of the Corporation prior to the Effective Time and publicly announced by the corporation. Each certificate that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been combined, subject to any elimination of fractional share interests.

4. On [●], 2024, the Board of Directors of the Corporation determined that each [●] ([●]) shares of the Corporation’s Common Stock, $0.0001 par value per share, issued as of immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, $0.0001 par value per share. The Corporation publicly announced this ratio on [●], 2024.

5. This certificate of amendment shall become effective [upon the filing hereof] [at [●] [●].m. (Eastern Time) on [●], 2024].

6. All other provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by its duly authorized Chief Legal Officer this        day of                    , 2024.

NIKOLA CORPORATION

By:
Britton M. Worthen, Chief Legal Officer

NIKOLA CORPORATION | B-2

APPENDIX A

NIKOLA CORPORATION

2020 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on May 6, 2020)

(Approved by the Stockholders on June 2, 2020)

(Effective on June 3, 2020)

(As amended and restated on April 22, 2021)

(As amended and restated on April 12, 2023)

(As amended and restated on April     , 2024)

TABLE OF CONTENTS

Section 1. ESTABLISHMENT AND PURPOSE		1

Section 2. DEFINITIONS		1

(a)	“Affiliate”	1
(b)	“Award”	1
(c)	“Award Agreement”	1
(d)	“Board of Directors” or “Board”	1
(e)	“Cash-Based Award”	1
(f)	“Change in Control”	1
(g)	“Code”	3
(h)	“Committee”	3
(i)	“Company”	3
(j)	“Consultant”	3
(k)	“Disability”	3
(l)	“Employee”	3
(m)	“Exchange Act”	3
(n)	“Exercise Price”	3
(o)	“Fair Market Value”	3
(p)	“ISO”	4
(q)	“Nonstatutory Option” or “NSO”	4
(r)	“Option”	4
(s)	“Outside Director”	4
(t)	“Parent”	4
(u)	“Participant”	4
(v)	“Plan”	4
(w)	“Purchase Price”	4
(x)	“Restricted Share”	4
(y)	“SAR”	4
(z)	“Section 409A”	4
(aa)	“Securities Act”	4
(bb)	“Service”	4
(cc)	“Share”	5

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i

(dd)	“Stock”	5
(ee)	“Stock Unit”	5
(ff)	“Subsidiary”	5

Section 3. ADMINISTRATION		5

(a)	Committee Composition	5
(b)	Committee Appointment	5
(c)	Committee Procedures	6
(d)	Committee Responsibilities	6

Section 4. ELIGIBILITY		7

(a)	General Rule	7
(b)	Ten-Percent Stockholders	7
(c)	Attribution Rules	7
(d)	Outstanding Stock	7

Section 5. STOCK SUBJECT TO PLAN		8

(a)	Basic Limitation	8
(b)	Additional Shares	8
(c)	Substitution and Assumption of Awards	8
(d)	Grants to Outside Directors	9

Section 6. RESTRICTED SHARES		9

(a)	Restricted Share Award Agreement	9
(b)	Payment for Awards	9
(c)	Vesting	9
(d)	Voting and Dividend Rights	9
(e)	Restrictions on Transfer of Shares	10

Section 7. TERMS AND CONDITIONS OF OPTIONS		10

(a)	Stock Option Award Agreement	10
(b)	Number of Shares	10
(c)	Exercise Price	10
(d)	Withholding Taxes	10
(e)	Exercisability and Term	10

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(f)	Exercise of Options	11
(g)	Effect of Change in Control	11
(h)	No Rights as a Stockholder	11
(i)	Modification, Extension and Renewal of Options	11
(j)	Restrictions on Transfer of Shares	11

Section 8. PAYMENT FOR SHARES		12

(a)	General Rule	12
(b)	Surrender of Stock	12
(c)	Services Rendered	12
(d)	Cashless Exercise	12
(e)	Exercise/Pledge	12
(f)	Net Exercise	12
(g)	Promissory Note	12
(h)	Other Forms of Payment	13
(i)	Limitations under Applicable Law	13

Section 9. STOCK APPRECIATION RIGHTS		13

(a)	SAR Award Agreement	13
(b)	Number of Shares	13
(c)	Exercise Price	13
(d)	Exercisability and Term	13
(e)	Effect of Change in Control	13
(f)	Exercise of SARs	13
(g)	Modification, Extension or Assumption of SARs	14

Section 10. STOCK UNITS		14

(a)	Stock Unit Award Agreement	14
(b)	Payment for Awards	14
(c)	Vesting Conditions	14
(d)	Voting and Dividend Rights	14
(e)	Form and Time of Settlement of Stock Units	15
(f)	Death of Participant	15
(g)	Creditors’ Rights	15

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Section 11. CASH-BASED AWARDS		15

Section 12. ADJUSTMENT OF SHARES		16

(a)	Adjustments	16
(b)	Dissolution or Liquidation	16
(c)	Reorganizations	16
(d)	Reservation of Rights	17

Section 13. DEFERRAL OF AWARDS		17

(a)	Committee Powers	17
(b)	General Rules	17

Section 14. AWARDS UNDER OTHER PLANS		18

Section 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES		18

(a)	Effective Date	18
(b)	Elections to Receive NSOs, SARs, Restricted Shares or Stock Units	18
(c)	Number and Terms of NSOs, SARs, Restricted Shares or Stock Units	18

Section 16. LEGAL AND REGULATORY REQUIREMENTS		18

Section 17. TAXES		19

(a)	Withholding Taxes	19
(b)	Share Withholding	19
(c)	Section 409A	19

Section 18. TRANSFERABILITY		19

Section 19. PERFORMANCE BASED AWARDS		19

Section 20. RECOUPMENT		19

Section 21. NO EMPLOYMENT RIGHTS		20

Section 22. DURATION AND AMENDMENTS		20

(a)	Term of the Plan	20
(b)	Right to Amend the Plan	20
(c)	Effect of Termination	20

Section 23. AWARDS TO NON-U.S. PARTICIPANTS		20

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Section 24. GOVERNING LAW	21

Section 25. SUCCESSORS AND ASSIGNS	21

Section 26. EXECUTION	21

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v

NIKOLA CORPORATION

2020 STOCK INCENTIVE PLAN

Section 1.      ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on May 6, 2020, became effective on June 3, 2020 (the “Effective Date”), was amended on April 22, 2021, was amended on April 12, 2023, and was further amended on April [    ], 2024. The Plan’s purpose is to attract, retain, incent and reward top talent through stock ownership to improve operating and financial performance and strengthen the mutuality of interest between eligible service providers and stockholders.

Section 2.      DEFINITIONS.

(a)        “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)        “Award” means any award of an Option, a SAR, a Restricted Share, a Stock Unit or a Cash-Based Award under the Plan.

(c)        “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d)        “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)        “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.

(f)        “Change in Control” means the occurrence of any of the following events:

(i)	A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)	Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial

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assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)	Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)	The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (f)(i) above, the term “look-back” date means the later of (1) the Effective Date and (2) the date that is 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (f)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(f) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the

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United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.

(g)       “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h)       “Committee” means the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(i)       “Company” means Nikola Corporation, a Delaware corporation.

(j)       “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(k)       “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code.

(l)         “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(m)       “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)       “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(o)       “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)	If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)	If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question,

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then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p)       “ISO” means an employee incentive stock option described in Section 422 of the Code.

(q)       “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO.

(r)       “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(s)       “Outside Director” means a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(t)       “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(u)       “Participant” means a person who holds an Award.

(v)       “Plan” means this 2020 Stock Incentive Plan of Nikola Corporation, as amended from time to time.

(w)       “Predecessor Plan” means the 2017 Stock Option Plan of Nikola Corporation, as amended.

(x)       “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(y)       “Restricted Share” means a Share awarded under the Plan.

(z)       “SAR” means a stock appreciation right granted under the Plan.

(aa)      “Section 409A” means Section 409A of the Code.

(bb)     “Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder,

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2020 STOCK INCENTIVE PLAN

(cc)      “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(dd)     “Share” means one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(ee)      “Stock” means the Common Stock, par value $0.0001 per share, of the Company.

(ff)        “Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(gg)     “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Section 3.     ADMINISTRATION.

(a)       Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b)       Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, may grant Awards under the Plan and may determine all terms of such grants, in each case with respect to all Employees, Consultants and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the

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Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c)       Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d)       Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)	To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

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(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

Section 4.      ELIGIBILITY.

(a)        General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b)       Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c)       Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d)       Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding

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stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

Section 5.      STOCK SUBJECT TO PLAN.

(a)       Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (x) one hundred eighty million (180,000,000 Shares, plus (y) the sum of the number of Shares subject to outstanding awards under the Predecessor Plan on the Effective Date that are subsequently forfeited or terminated for any reason before being exercised or settled, plus the number of Shares subject to vesting restrictions under the Predecessor Plan on the Effective Date that are subsequently forfeited, plus the number of reserved Shares not issued or subject to outstanding grants under the Predecessor Plan on the Effective Date. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed one hundred eighty million (180,000,000) Shares plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(c). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)       Additional Shares. If Restricted Shares are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available in Section 5(a) and the balance (including any Shares withheld to satisfy tax withholding obligations) shall again become available for Awards under the Plan. The full number of Options exercised shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued upon exercise of such Options. The full number of SARs settled shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued in settlement of such SARs. Any Shares withheld to satisfy the tax withholding obligation pursuant to any Award of Options or SARs shall not be added to the Shares available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(b), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Restricted Shares that are forfeited and do not become vested.

(c)       Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed,

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substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

(d)       Grants to Outside Directors. The grant date fair value of all Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to any Outside Director as compensation for services as an Outside Director during any twelve (12)-month period may not exceed $750,000, provided that any Award granted to an Outside Director in lieu of a cash retainer pursuant to Section 15(b) will be excluded from such limit.

Section 6.      RESTRICTED SHARES.

(a)       Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b)       Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)       Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)       Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, the holder shall not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Restricted Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the holder only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Restricted Shares shall have the same voting

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rights and other rights as the Company’s other stockholders in respect of such unvested Restricted Shares.

(e)       Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

Section 7.      TERMS AND CONDITIONS OF OPTIONS.

(a)       Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b)       Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c)        Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(b), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)        Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)        Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination

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of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)         Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)        Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h)       No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(i)         Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(j)         Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

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Section 8.      PAYMENT FOR SHARES.

(a)       General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b)       Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)       Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)       Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)        Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)        Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.

(g)        Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

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(h)        Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i)         Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

Section 9.      STOCK APPRECIATION RIGHTS.

(a)       SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b)       Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c)       Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)       Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)       Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f)       Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The

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amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g)       Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

Section 10.   STOCK UNITS.

(a)       Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b)       Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)       Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)       Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents shall not be distributed prior to settlement of the Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation,

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any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Stock Units that do not vest shall be forfeited.

(e)       Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f)       Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g)       Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

Section 11.   CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.

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Section 12.    ADJUSTMENT OF SHARES.

(a)       Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards and the limitations set forth under Section 5;

(ii)	The number of Shares covered by each outstanding Award; and

(iii)	The Exercise Price under each outstanding Option and SAR.

(b)       Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)       Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	Immediate vesting, exercisability or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or

(v)	Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); in each case without the Participant’s consent. Any

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acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d)       Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event.

Section 13.   DEFERRAL OF AWARDS.

(a)       Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:

(i)	Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)       General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other

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than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

Section 14.   AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

Section 15.   PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)       Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b)       Elections to Receive NSOs, SARs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c)       Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares or Stock Units shall also be determined by the Board.

Section 16.   LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

Section 17.   TAXES.

(a)       Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)       Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c)       Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

Section 18.   TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.

Section 19.   PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

Section 20.   RECOUPMENT.

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board (or a designated committee) shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this provision will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company.

Section 21.   NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

Section 22.   DURATION AND AMENDMENTS.

(a)       Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board of Directors; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board of Directors may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved the stockholders of the Company.

(b)       Right to Amend the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)       Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

Section 23.   AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

the exercise, vesting or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 24.   GOVERNING LAW.

The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Section 25.   SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

Section 26.   EXECUTION.

To record the amendment and restatement of the Plan, the Company has caused its authorized officer to execute the same.

NIKOLA CORPORATION

By:
Name:	Britton M. Worthen
Title:	Chief Legal Officer

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

PROXY NIKOLA CORPORATION 2024 ANNUAL MEETING OF STOCKHOLDERS [ ] AT [ ] [A/P].M., PACIFIC TIME THIS WHITE PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies heretofore granted, hereby appoints Stephen J. Girsky, Thomas B. Okray and Britton M. Worthen, and each of them, as proxies, each with the power to appoint his substitute, to represent and to vote all of the shares of common stock of Nikola Corporation that the undersigned would be entitled to vote if present and acting at the Annual Meeting of Stockholders scheduled to be held on [ ], 2024 at [ ] [a/p].m., Pacific Time, at www.viewproxy.com/nkla/2024, and any adjournment or postponement thereof. The Annual Meeting will be held in virtual only format. In order to attend the meeting, you must first register at https://www.viewproxy.com/nkla/2024/ before 11:59 p.m. PT on [ ], 2024. After registering, you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote at the meeting with your control number and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. FOR PROPOSAL 1, VOTE “FOR” UP TO NINE NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR FEWER THAN NINE NOMINEES. IF YOU VOTE “FOR” FEWER THAN NINE NOMINEES, YOUR SHARES WILL ONLY BE VOTED “FOR” THOSE NOMINEES YOU HAVE SO MARKED. IF YOU VOTE “FOR” MORE THAN NINE NOMINEES, ALL OF YOUR VOTES ON PROPOSAL 1 WILL BE INVALID AND WILL NOT BE COUNTED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED “FOR” EACH OF THE COMPANY NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 (INCLUDING EACH OF THE SUB-PROPOSALS), 3, 4, AND 5. IN THEIR DISCRETION, THE PROXIES ARE EACH INDIVIDUALLY AUTHORIZED TO VOTE UPON AND TRANSACT SUCH OTHER BUSINESS (INCLUDING THE ELECTION OF A SUBSTITUTE OR ALTERNATE NOMINEE DESIGNATED BY ANY SUCH PROXY IN THE EVENT ANY DIRECTOR NOMINEE NAMED HEREIN IS UNWILLING OR UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on [ ], 2024: The Proxy Statement and Annual Report on Form 10-K are available at: https://www.viewproxy.com/nkla/2024.

The Board of Directors recommends you vote “FOR” ONLY the nine Company nominees: Proposal 1. The election of nine directors to serve for a term expiring at the 2025 annual meeting of stockholders to hold office until their successors are duly elected and qualified. While you may mark instructions with respect to any or all of the nominees, you may mark a vote “FOR” only nine nominees in total. You are permitted to vote for fewer than nine nominees. If you vote for fewer than nine nominees, your shares will only be voted “FOR” those nominees you have so marked. If you vote “FOR” more than nine nominees, all of your votes on Proposal 1 will be invalid and will not be counted. If you sign and return your proxy card and do not specify how you want your shares voted, they will be voted “FOR” all of the Company nominees. Please mark your votes like this . Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) . CONTROL NUMBER NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership or limited liability company, please sign in the partnership or limited liability company name by authorized person. Date Signature Signature (if held jointly) COMPANY NOMINEES: FOR WITHHOLD 1a. COMPANY RECOMMENDED NOMINEE: Stephen J. Girsky . . 1b. COMPANY RECOMMENDED NOMINEE: Michael L. Mansuetti . . 1c. COMPANY RECOMMENDED NOMINEE: Jonathan M. Pertchik . . 1d. COMPANY RECOMMENDED NOMINEE: Mary L. Petrovich . . 1e. COMPANY RECOMMENDED NOMINEE: Steven M. Shindler . . 1f. COMPANY RECOMMENDED NOMINEE: Bruce L. Smith . . 1g. COMPANY RECOMMENDED NOMINEE: Carla M. Tully . . 1h. COMPANY RECOMMENDED NOMINEE: John C. Vesco . . 1i. COMPANY RECOMMENDED NOMINEE: Andrew M. Vesey . . M&M nominees OPPOSED by the Company: M&M NOMINEES: FOR WITHHOLD 1j. NOMINEE OPPOSED BY THE COMPANY: Derek Johnson . . 1k. NOMINEE OPPOSED BY THE COMPANY: Hans Peterson . . 1l. NOMINEE OPPOSED BY THE COMPANY: Dave Sparks . . The Board of Directors recommends a vote “FOR” the following proposals (including each of the sub-proposals): Proposal 2. The approval of an amendment to the Second Amended and Restated Certificate of Incorporation, including the following sub-proposals: (a) To effect a reverse stock split of the issued shares of our common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-30 shares, which ratio will be selected by the Board of Directors and set forth in a public announcement; FOR . AGAINST . ABSTAIN . (b) To, contemporaneously with the reverse stock split, effect a reduction in the number of authorized shares of our common stock from 1,600,000,000 to 1,000,000,000. FOR . AGAINST . ABSTAIN . Proposal 3. The approval of an amendment to the Nikola Corporation 2020 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 130,000,000 shares, which is contingent on the approval of Proposal 2(a). FOR . AGAINST . ABSTAIN . Proposal 4. The approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in the Proxy Statement. FOR . AGAINST . ABSTAIN . Proposal 5. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024. FOR . AGAINST . ABSTAIN . CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Proxies transmitted by Internet or Telephone must be submitted prior to 11:59 p.m., Eastern Time, on [ ], 2024. INTERNET TELEPHONE MAIL Vote Your Proxy on the Internet: Go to www.aalvote.com/nkla Vote Your Proxy by Phone: Call 1-866-804-9616 Vote Your Proxy by Mail: Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

NIKOLA CORPORATION |